                                                                      Exhibit 25
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------
                                    FORM T-1
                                    --------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                           --------------------------

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2) ____

UNION BANK OF CALIFORNIA, N.A.
(Exact name of trustee as specified in its charter)

350 California Street
San Francisco, CA                   94104               94-0304228
(Address of principal              (Zip Code)           (I.R.S. employer
executive offices)                                      identification no.)

           --------------------------------------------------------
                                General Counsel
                         Union Bank of California, N.A.
                             400 California Street
                            San Francisco, CA 94104
                                 (415) 765-2945
           (Name, address and telephone number of agent for service)
           ---------------------------------------------------------

Entravision Communications Corporation
(Exact name of obligor as specified in its charter)

Delaware                                                 95-4783236
(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                           identification no.)

2425 Olympic Boulevard, Suite 6000 West
Santa Monica, California                                 90404
(Address of principal executive offices)                 (Zip Code)

            --------------------------------------------------------

                     Entravision Communications Corporation
                   8.125% Senior Subordinated Notes Due 2009

Item 1. General Information.

     Furnish the following information as to the trustee --

          Name and address of each examining or supervising authority to which it is subject.

               Board of Governors of the Federal Reserve System
               District Analyst, M/A 155
               Washington, DC 20551

               Federal Reserve Bank of San Francisco
               101 Market Street
               San Francisco, CA 94105

               Deputy Comptroller for Large Bank Supervision
               Office of the Comptroller of the Currency
               Mail Stop 6-1
               Washington, DC 20219-001

               Federal Deposit Insurance Corporation
               Analysis and Monitoring Section
               550 17th Street, NW
               Washington, DC 20429

               Office of the Comptroller of the Currency
               Western District Office
               50 Fremont Street
               San Francisco, CA 94105-2292

          Whether it is authorized to exercise corporate trust powers: Yes

Item 2. Affiliations with obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     NONE

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this statement of eligibility.

         1. A copy of the articles of association of the trustee now in effect.
         2. A copy of the authorization of the trustee to exercise corporate trust powers.
         3. A copy of the existing bylaws of the trustee, or instruments corresponding thereto.
         4. The consent of the United States institutional trustees required by
            Section 321(b)of the Act.
         5. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Union Bank of California, N.A., a national banking association formed under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the thirtieth day of May, 2002.



------------------------------
Union Bank of California, N.A.


By: /s/ Alison T. Braunstein
   ---------------------------
      Alison T. Braunstein
      Assistant Vice President

Exhibit 1 to FORM T-1
A copy of the articles of association of the trustee now in effect

        I hereby certify that I am the duly qualified, elected and acting Corporate Secretary of Union Bank of California, N.A.

        I further certify that the attached Articles of Association, restated as of April 1, 1996, are a true and correct copy, that the same has not been rescinded and now stands in full force and effect.


        Dated: January 27, 1999


                                             /s/ Jean C. Nomura
                                             -----------------------------------
                                             Jean C. Nomura, Corporate Secretary

                             ARTICLES OF ASSOCIATION
                                       OF
                 UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
                         (Restated as of April 1, 1996)


     FIRST. The name of this Association shall be "Union Bank of California,
     -----
National Association."


     SECOND. The head office of this Association shall be in the City and County
     ------
of San Francisco, State of California. The general business of the Association shall be conducted at its head office and its legally established branches.


     THIRD. The board of directors of this Association shall consist of not less
     -----
than five (5) nor more than twenty-five (25) individuals, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the board of directors for any reason, including an increase in the number thereof, may be filled by action of the board of directors, though less than a quorum.


     FOURTH. The annual meeting of the shareholders for the election of
     ------
directors and the transaction of whatever other business may be brought before said meeting shall be held at the head office or such other place as the board of directors may designate, on the date of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of laws; and all elections shall be held according to such lawful regulations as may be prescribed by the board of directors.

     Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for election of directors.


     FIFTH. The amount of authorized capital stock of this Association shall be
     -----
$675,000,000, consisting of 45,000,000 shares of common stock of the par value of $15 each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.


     SIXTH. The board of directors shall appoint one of its members president of
     -----
this Association, who shall be chairman of the board, unless the board appoints another director to be chairman. The board of directors shall have the power to appoint one or more vice presidents, and to appoint a cashier and such other officers and employees as may be required to transact the business of this Association.

     The board of directors shall have the power to define the duties of the officers and employees of the Association; to fix the compensation to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a board of directors to do and perform.


     SEVENTH. The board of directors shall have the power to change the location
     -------
of the head office to any other place within the limits of the City of San Francisco, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

     EIGHTH. The corporate existence of this Association shall continue until
     ------
terminated in accordance with the laws of the United States.


     NINTH. Special meetings of the shareholders of this Association may be
     -----
called for any purpose at any time by the board of directors, the chairman of the board, the deputy chairman of the board, the president or by the majority shareholder. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association, provided that said notice may be waived by a majority shareholder.


     TENTH. These Articles of Association may be amended at any regular or
     -----
special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount, voting in person, or by proxy.


     ELEVENTH. (a) This Association may indemnify any person who was or is a
     --------
party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) This Association may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that the Superior Court of the State of California or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Association has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of the Association.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Association as authorized in this article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) This Association may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association would have the power to indemnify him against such liability under the provisions of this article.

     (h) For purposes of this article, references to "the Association" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existing had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Association" shall include any service as a director, officer, employee or agent of the Association which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Association" as referred to in this article.

        (j) Notwithstanding anything in this article to the contrary, the Association shall not indemnify any director, officer or employee nor purchase and maintain insurance on behalf of any director, officer or employee against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties.

        TWELFTH.  A director of the Association shall not be personally liable
        -------
to the Association or its stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporations Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Association shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Association shall not adversely affect any right or protection of a director of the Association existing at the time of such repeal or modification.

Exhibit 2 to FORM T-1
A copy of the authorization of the trustee to exercise corporate trust powers

                                  CERTIFICATE

I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. "Union Bank of California, National Association," San Francisco, California, (Charter No. 21541) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.

                                        IN TESTIMONY WHEREOF, I have hereunto

                                        subscribed my name and caused my seal of

                                        office to be affixed to these presents

                                        at the Treasury Department in the City

                                        of Washington and District of Columbia,

                                        this 31th day of March, 1998.



                                        Eugene A. Ludwig
                                        ---------------------------
                                        Comptroller of the Currency

Exhibit 3 to FORM T-1
A copy of the existing bylaws of the trustee, or instruments corresponding thereto.

                                  CERTIFICATE

I, Jean C. Nomura, certify

1. I am Vice President and Corporate Secretary of Union Bank of California, N.A., a national banking association existing under the laws of the United States.

2. The attached document is a true and correct copy of the Bylaws of Union Bank of California, N.A.

Dated: January 27, 1999


                                  /s/  Jean C. Nomura
                                  --------------------------------------
                                  Vice President and Corporate Secretary

                                     BYLAWS
                                       of
                 UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
                       (Restated as of January 27, 1999)

                                   ARTICLE I

                            Meetings of Shareholders

     Section 1.1.  Annual Meeting.  The annual meeting of the shareholders shall
     -----------   --------------
be held each year on the date and at the time specified by the Board of Directors. At each annual meeting the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     Notice of such meeting shall be mailed, postage prepaid, at least ten days and no more than 60 days prior to the date thereof by first class mail addressed to each shareholder at his address appearing on the books of the Association; provided, however, that the shareholders may waive notice of the annual meeting.

     If for any cause an election of directors is not made on said day, the board of directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

     Section 1.2. Special Meetings. Except as otherwise specifically provided by
     -----------  ----------------
statute, special meetings of the shareholders of this Association may be called for any purpose at any time by the board of directors, the chairman of the board, the deputy chairman of the board, the president or by the majority shareholder of this Association. Every such special meeting unless otherwise provided by law shall be called by mailing, first-class postage prepaid, not less than ten days prior to the date fixed for such meeting to each shareholder at his address appearing on the books of this Association, a notice stating the purpose of the meeting, provided that said notice may be waived by a majority shareholder.

     Section 1.3. Nomination for Director. Nominations for election to the board
     -----------  -----------------------
of directors may be made by the board of directors or by any shareholder of any outstanding capital stock of the Association entitled to vote for the election of directors.

     Section 1.4. Proxies. Shareholders may vote at any meeting of the
     -----------  -------
shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy.

     Section 1.5. Quorum. The presence in person or by proxy of persons
     -----------  ------
entitled to vote a majority of the issued and outstanding stock of this Association shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting unless otherwise provided by law of by the Articles of Association.

     Section 1.6. Action by Shareholders. Except as provided by
     -----------  ----------------------
law, any action required to be taken at any annual or special meetings of the shareholders of this Association, or any action which may be taken at any annual or special meetings of the shareholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at the meeting at which all shareholders entitled to vote thereon were present and voted.

                                   ARTICLE II

                                   Directors

     Section 2.1.  Board of Directors.  The board of directors (henceforth
     -----------   ------------------
referred to as the board) shall have the power to manage and administer the business and affairs of the Association. Except as specifically limited by law, all corporate powers of the Association shall be vested in and may be exercised by said board.

     Section 2.2.  Number.  The board shall consist of not less than five nor
     -----------   ------
more than twenty-five individuals, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full board may not increase the number of directors to a number which; (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; or (ii) to a number that exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

     Section 2.3.  Organizational Meeting.  There shall be a meeting of the
     -----------   ----------------------
board immediately following the election of the board at the annual meeting of shareholders which meeting shall be held for the purpose of organization; no notice of such meeting need be given.

If at the time fixed for such meeting there shall not be a quorum present, the directors present may adjourn the meeting from time to time until a quorum is obtained.

     At such meeting, the board shall elect a chairman of the board, a president, a deputy chairman of the board and one or more vice chairmen of the board. The chairman shall preside at all directors' meetings and in his absence, the president and, then, in his absence, the deputy chairman and, in his absence, a vice chairman of the board shall preside at such meetings. In the absence of the chairman of the board, the president, the deputy chairman and the vice chairmen of the board, the board may appoint a chairman pro-tempore.

     Section 2.4.  Place, Date and Time of Regular Meetings.  Regular meetings
     -----------   ----------------------------------------
of the Board of Directors may be held without notice at such places within or without the State of California and on such dates and at such times as the Board may from time to time determine by resolution or written consent.

     Section 2.5.  Special Meetings.  Special meetings of the board may be
     -----------   ----------------
called by the chairman, the president, the deputy chairman or by a majority of the board, of which notice shall be given to each director personally by telephone or facsimile, electronic mail or other electronic means or by leaving a written or printed notice at, or by mailing such notice to, the Director's residence or place of business at least 24 hours before the time appointed for such meeting, provided that said notice may be waived by a written consent by all the directors entitled to vote at such meeting.

     Section 2.6.  Quorum.  A majority of the board then in office shall
     -----------   ------
constitute a quorum for the transaction of business at any meeting except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

     Section 2.7.  Participation by Communications Equipment.  Members of the
     -----------   -----------------------------------------
Board may participate in a meeting through use of conference telephone, electronic video screen communication or other communications equipment, so long as all members participating in such meetings can communicate with all of the other members concurrently and are provided the means of participating in all matters before the Board, and the Association confirms that the person communicating by telephone, electronic video screen or other communications equipment is a director entitled to participate in the Board meeting and that all statements, actions and votes were made by such director. Such participation constitutes presence in person at such meeting.

     Section 2.8. Action Without A Meeting. Any action required or permitted to
     ------------ -------------------------
be taken by the board may be taken without a meeting, if all members of the board eligible to vote shall individually or collectively consent to such action. The written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same effect as a unanimous vote of directors.

     Section 2.9. Vacancies. The directors shall hold office for one year or
     ------------ ----------
until their successors are elected and have qualified. Any vacancies occurring in the membership of the board shall be filled by appointment for the unexpired term by the remaining members of the board, though less than a quorum, in accordance with the laws of the United States.

                                  ARTICLE III

                            Committees of the Board

     Section 3.1. Executive Committee. There shall be an executive committee
     ------------ --------------------
composed of the chairman of the board, the president, the deputy chairman and not less than four (4) other directors who shall be appointed by the board to serve during its pleasure. Subject at all times to the control of the board, the committee shall have and may exercise all the powers of the board, except powers to amend the Articles of Association, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Association's property and assets, to recommend to the shareholders a dissolution of the Association or a revocation of a dissolution, to amend the bylaws of the Association, to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger. The chairman of the committee may from time to time designate directors to act as alternate members of the committee in the place of any members absent from a meeting thereof. The committee shall meet at such times as it or the board may designate and shall make its own rules of procedure. A majority of its members shall constitute a quorum. The affirmative vote of the majority of its members shall be necessary for the adoption of any resolution. The committee shall keep minutes of its meetings and such minutes shall be submitted to the next regular meeting of the board at which a quorum is present, and any action taken by the board with respect thereto shall be entered into the minutes of the board.

     Section 3.2. Other Committees. The Board of Directors may, by resolution
     ------------ -----------------
adopted by a majority of the authorized number of directors, designate one or more committees from time to time, each consisting of two or more directors to serve at the pleasure of the Board. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors shall have all the authority of the Board, except powers to amend the Articles of Association, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Association's property and assets, to recommend to the shareholders a dissolution of the Association or a revocation of a dissolution, to amend the bylaws of the Association, to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

                                   ARTICLE IV

                                    Officers

     Section 4.1.  Officers.  The officers of this Association shall be a
     -----------   --------
chairman of the board, a president and chief executive officer, a deputy chairman, one or more vice chairmen of the board, a chief financial officer, a chief credit officer, a general auditor, a chief credit examiner, a chief compliance officer, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, one or more assistant vice presidents, a secretary, one or more assistant secretaries, one or more trust officers, one or more assistant trust officers, a manager and one or more assistant managers for each of the branches of this Association, and such other officers as may be required from time to time for the prompt and orderly transaction of its business, to be elected or appointed by the board; provided, however, that the board may assign by resolution the authority to appoint, define duties, reassign and dismiss such officers as it shall from time to time determine. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board or by other officers to whom such authority has been delegated and assigned.

     Section 4.2.  Certain Officers to be Directors.  The chairman of the board,
     -----------   --------------------------------
the president, the deputy chairman of the board and the vice chairmen of the board of the Association shall be members of the board.

     Section 4.3.  Chairman, President, Deputy Chairman and Vice Chairmen.  The
     -----------   ------------------------------------------------------
chairman of the board shall preside at all shareholders' meetings and all meetings of the board unless he delegates this duty to the President or Deputy Chairman. In the absence or disability of the chairman of the board, the following shall perform the duties and have the powers of the chairman of the board in the order set forth:

     President and Chief Executive Officer

     Deputy Chairman

     Vice Chairmen in the order designated by the Board.

     Section 4.4.  President and Chief Executive Officer.  The president shall
     ------------  --------------------------------------
have general and active management of the business of the Association, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president or prescribed by these bylaws. The president shall be the chief executive officer.

     Section 4.5.  Chief Financial Officer.  The Chief Financial Officer shall
     ------------  ------------------------
be the principal financial officer of the Association and shall perform the duties imposed upon him by these Bylaws or the Board of Directors.

     Section 4.6.  Tenure.  The chairman of the board, the president, the deputy
     ------------  -------
chairman of the board and the vice chairmen of the board shall hold their offices for the current year for which the board, of which they are members, was elected and qualified, unless they shall resign, become disqualified or be removed. Any vacancy occurring in any of such offices shall be filled by appointment by the remaining members of the board, though not a quorum. All other officers shall be elected to hold their offices respectively during the pleasure of the board; provided, however, that the board may assign by resolution the dismissing of such officers as it shall from time to time determine.

     Section 4.7.  Secretary.  The secretary shall keep a record of all votes,
     ------------  ----------
meetings and proceedings of the board and of the shareholders and all other matters required to be placed in the minute book, shall enter all bylaws and all amendments thereto and note all changes or repeals thereof in the book of bylaws, shall have charge of the corporate seal of this Association and affix the same to all certificates of stock and as directed by the board, and shall care for and preserve all papers, documents and books placed in his custody. The secretary shall have the power to take any action and execute any document required by law to be taken or executed by a cashier. Duplicates of the corporate seal of this Association shall be placed in the charge of such managers and assistant managers of branches of this Association as are designated by the Secretary; and any one of the managers or assistant managers so designated may affix the corporate seal to documents or papers requiring the same. The assistant secretaries shall have all the powers, and, in the absence of the secretary, duties of the secretary.

                                   ARTICLE V

                              Emergency Provisions

     Section 5.1.  Emergency Defined.  "Emergency" as used in this Article VI
     ------------  ------------------
means disorder, disturbance or damage caused by disaster, war, enemy attack or other warlike acts which prevent conduct and management of the affairs and business of the Association by the Board of Directors and officers. The powers and duties conferred and imposed by this Article and any resolutions adopted pursuant hereto shall be effective only during an emergency. This Article may be implemented from time to time by resolutions adopted by the Board of Directors before or during an emergency, or during an emergency by the Executive Committee of the Board of Directors constituted and then acting pursuant thereto. During an emergency, the provisions of this Article and any implementing resolutions shall supercede any conflicting provision of any Article of these Bylaws or resolutions adopted pursuant thereto.

     Section 5.2.  Alternate Locations.  During an emergency, the business
     ------------  --------------------
ordinarily conducted at the principal executive office of the Association shall, if so permitted by applicable statutes or regulations, be relocated elsewhere in suitable quarters, as may be designated by the board of directors or by the Executive Committee of the Board of Directors or by such persons as are then, in accordance with these bylaws or resolutions adopted from time to time by the board of directors, dealing with the exercise of authority in a time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

     Section 5.3.  Alternate Management.
     ------------  ---------------------

     (a) In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs of business of this Association by its directors and officers as contemplated by these bylaws, any available members of the then incumbent Executive Committee of the Board shall constitute an Interim Executive Committee for the full conduct and management of the affairs and business of the Association.

     (b) If as a result of a state of disaster as described under 5.3(a) above, the chief executive officer is unable or unavailable to act, then until such chief executive officer becomes able and available to act or a new chief executive officer is appointed or elected, the senior surviving officer who is able and available to act shall act as the chief executive officer of this Association. If a person in good faith assumes the powers of the chief executive officer pursuant to these provisions in the belief he is the senior surviving officer and the office of the chief executive officer is vacant, the acts of such a person shall be valid and binding although it may subsequently develop that he was not in fact the senior surviving officer or that the office was not in fact vacant.

     (c) No officer, director or employee acting in accordance with these Emergency Provisions shall be liable except for willful misconduct.

                                   ARTICLE VI

                       Certificates and Transfer of Stock

     Section 6.1.  Stock Certificates.  Certificates of stock in the form
     ------------  -------------------
adopted by the board shall be issued to the shareholders of this Association according to the number of shares belonging to each respectively, Such certificates shall be transferable by endorsement and delivery thereof, but the transfer shall not be complete and binding on this Association until recorded upon the books of the Association, or its transfer agent, if any.

     All certificates of stock shall bear the corporate seal of this Association which may be in the form of a facsimile of such seal imprinted or otherwise reproduced thereon and shall be signed by the chairman of the board or the deputy chairman of the board and the secretary, or an assistant secretary, provided that such signatures upon the certificates may be but need not be facsimiles of the signatures of said officers imprinted or otherwise reproduced upon the certificates.

     All certificates of stock which have been transferred as aforesaid shall be properly canceled and preserved.

     Section 6.2.  Transfer of Stock.  No new certificate shall be issued in
     ------------  ------------------
lieu of an old one unless the latter is surrendered and canceled at the same time. If, however, a certificate be lost or destroyed the board may order a new certificate issued upon such terms, conditions and guaranties as the board may see fit to impose.

     Section 6.3.  Fractional Shares.  The Association shall not be obliged to
     ------------  ------------------
issue any certificates of stock evidencing, either singly or with other shares, any fractional part of a share, or any undivided interests in shares, but it may do so if the board shall so resolve.

     Section 6.4.  Ownership.  The person, firm or corporation in whose name
     ------------  ----------
shares of stock stand on the books of the Association, whether individually or as trustee, pledgee or otherwise, may be recognized and treated by the Association as the absolute owner of the shares, and the Association shall in no event be obligated to deal with or to recognize the rights or interests of other persons in such shares, or in any part thereof.

     Section 6.5. Fixing Record Date. The board may by resolution fix a record
     ------------ -------------------
date for determining the shareholders entitled to notice of and to vote at any meeting of shareholders, which date shall be in reasonable proximity to the date of giving notice to the shareholders of such meeting.

                                  ARTICLE VII

                                    Records

     Section 7.1. The organization papers of this Association, the proceedings
     ------------
of all regular and special meetings of the board and of the shareholders and reports of the committees of directors shall be recorded in the minute book; and the minutes of each meeting shall be signed by the secretary and attested by the presiding officer.

     Section 7.2. Books and records of account and minutes of the proceedings of
     ------------
the shareholders, Board and committees of the Board and a record of the shareholders, giving the names and address of all shareholders and the number of shares held by each, shall be kept at the Head Office or at the office of the Association's transfer agent and shall be open to inspection upon the written demand on the Association of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder.

     Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents or every kind and to inspect the physical properties of the Association and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

                                  ARTICLE VIII

                                 Corporate Seal

     Section 8.1. The Association shall have a corporate seal upon which shall
     ------------
be inscribed:

                            UNION BANK OF CALIFORNIA,

                                    NATIONAL

                                  ASSOCIATION

                               Incorporated 1864

                                 San Francisco

                                   ARTICLE IX

                                     Bylaws

     Section 9.1. Bylaw Amendments. These Bylaws may be amended, changed, or
     -----------  ----------------
repealed by a majority of the directors acting at any meeting of the board regularly called and held.

                                   ARTICLE X

                                   Governance

     Section 10.1. Governance. To the extent not inconsistent with applicable
     ------------  ----------
Federal banking statutes or regulations, or bank safety and soundness, this Association will follow the corporate governance procedures of the Delaware General Corporation Law, Del. Code Ann. tit.8(1991, as amended 1994, and as amended thereafter).

Exhibit 4 to FORM T-1
The consent of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 5 to FORM T-1
A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Senior Subordinate Notes of Entravision Communications Corporation, Union Bank of California, N.A., hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                             UNION BANK OF CALIFORNIA, N.A.



                                             By: /s/ ALISON T. BRAUNSTEIN
                                                -------------------------
                                                 Name: Alison T. Braunstein
                                                 Title: Assistant Vice President

UNION BANK OF CALIFORNIA, N.A.
BUSINESS TRUST DIVISION AND
CORPORATE TRUST DEPARTMENT

Report on Controls Placed in
Operation and Tests of Operating
Effectiveness December 31, 2001

UNION BANK OF CALIFORNIA, N.A.-BUSINESS TRUST AND CORPORATE TRUST

TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                            Page

1.  Independent Service Auditors' Report                                      1

2.  Business and Corporate Trust's Description of Controls                    3
    - Controls Objectives and Controls (This information, which has been provided by the management of the Bank, has been included in the description of tests of operating effectiveness in Section 3)

3.  Control Objectives, Internal Controls and Tests of                        18
    Operating Effectiveness

                       [Letterhead of Deloitte & Touche]

INDEPENDENT SERVICE AUDITORS' REPORT

To the Board of Directors of Union Bank of California, N.A.,

We have examined the accompanying description of the controls of Union Bank of California, N.A. (the "Bank"), related to its processing of transactions for its Business Trust Division and Corporate Trust Department clients (Section 2). (The Business Trust Division and Corporate Trust Department are business units within the Institutional Services and Asset Management Division ("Division") of the
Bank). Our examination included procedures to obtain reasonable assurance about whether (1) the accompanying description presents fairly, in all material respects, the aspects of the Bank's controls that may be relevant to a Business Trust Division and Corporate Trust Department client's internal control as it relates to an audit of financial statements, (2) the controls included in the description were suitably designed to achieve the control objectives specified in the description, if those controls were complied with satisfactorily and Business Trust Division and Corporate Trust Department clients applied those aspects of internal control contemplated in the design of the Bank's controls, and (3) such controls had been placed in operation as of December 31, 2001. The control objectives (included in Section 3) were specified by the management of the Bank. Our examination was performed in accordance with standards established by the American Institute of Certified Public Accountants and included those procedures we considered necessary in the circumstances to obtain a reasonable basis for rendering our opinion.

The Business Trust Division and Corporate Trust Department use the Depository Trust Company, Citibank and the Federal Reserve Bank ("the depositories") as depositories, and also uses SEI Corporation for data processing and trust accounting services. The accompanying description includes only those control objectives and related controls of the Bank, and does not include control objectives and related controls at the depositories or SEI Corporation. Our examination did not extend to controls of the depositories or SEI Corporation.

In our opinion, the accompanying description of the aforementioned controls of the Bank (Section 2) presents fairly, in all material respects, the relevant aspects of the Bank's controls that had been placed in operation as of December 31, 2001. Also, in our opinion, the controls, as described, are suitably designed to provide reasonable assurance that the specified controls (included in Section 3) would be achieved if the described controls were complied with satisfactorily and Business Trust Division and Corporate Trust Department clients applied those aspects of internal control contemplated in the design of the Bank's controls.

In addition to the procedures that we considered necessary to render our opinion as expressed in the previous paragraph, we applied tests to specified controls, listed in Section 3, to obtain evidence about their effectiveness in meeting the related control objectives described in Section 3, during the period from January 1, 2001 to December 31, 2001. The specific control objectives, and the nature, timing, extent, and results of the tests are listed in Section 3. This information has been provided to Business Trust Division and Corporate Trust Department clients and to their auditors to be taken into consideration, along with information about the clients' internal control, when making assessments of control risk for such clients. In our opinion, the controls that were tested, as described in Section 3, were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives specified in Section 3 were achieved during the period from January 1, 2001 to December 31, 2001.

The relative effectiveness and significance of specified controls at the Bank and their effect on assessments of control risk at Business Trust Division and Corporate Trust Department clients are dependent on their interaction with internal control, and other factors present at individual Business Trust Division and Corporate Trust Department client organizations. We have performed no procedures to evaluate the effectiveness of internal control at individual Business Trust Division and Corporate Trust Department clients.

The description of controls at the Bank is as of December 31, 2001, and information about tests of the operating effectiveness covers the period from January 1, 2001 to December 31, 2001. Any projection of such information to the future is subject to the risk that, because of change, the description may no longer portray the system in existence. The potential effectiveness of specific controls at the Bank is subject to inherent limitations and, accordingly, errors or fraud may occur and not be detected. Furthermore, the projection of any conclusions, based on our findings, to future periods is subject to the risk that (1) changes made to the system or controls, (2) changes in processing requirements, or (3) changes required because of the passage of time may alter the validity of such conclusions.

This report is intended solely for use by management of the Bank, its Business Trust Division and Corporate Trust Department clients, and the independent auditors of such clients.


/s/ Deloitte & Touche LLP


February 8, 2002

           2. BUSINESS AND CORPORATE TRUST'S DESCRIPTION OF CONTROLS

General Information

Union Bank of California, N.A. (the "Bank" or "UBOC"), with $34.8 billion of total assets, is the third-largest commercial bank in California and among the top 35 largest commercial banks in the United States. The Bank has 266 branches primarily in California, Oregon, and Washington under a single bank charter and over 9,000 employees. At December 31, 2001, the Bank met regulatory capital requirements. The Bank also maintains high S&P and Moody investor ratings. Total assets under administration are $140.4 billion as of December 31, 2001. In April of 2001, the Bank acquired the Copper Mountain Trust Company ("CMT"), an Oregon state trust company. CMT Operations Unit, including Trust Account Systems, were merged with the Bank's on April 1, 2001.

Employee benefit plans and corporate trusts are administered within the Bank's Institutional Services and Asset Management Division (the "Division") as follows:

o Business Trust Division - Services employee benefit plans, such as qualified defined benefit and defined contribution plans. The Business Trust Division has responsibility for the administration of employee benefit accounts, including acting as a liaison with plan sponsors, plan administration firms, accountants, and investment managers. Account administration includes customer accounting and reporting, contribution processing and investing, participant loan processing and administration, participant benefit payment processing, performance measurement, and compliance with the Employee Retirement Income Security Act of 1974 ("ERISA"). In late 1999, the Fiduciary Accounting and Client Services department ("FACS") in the Securities Processing and Systems Support group was created to handle the day-to-day operations of most traditional trust relationships. Most of the account administration functions discussed above are handled in this new area. The Division also provides participant record keeping for daily valued benefit plans trusteed or custodied by the Bank. Each account has a designated administrator from the Business Trust Division. The administrator is supported by HighMark Capital Management, Inc. ("HCM") for those accounts where the Bank has investment discretion.

o Corporate Trust Department - Serves as trustee for Bond Indentures for Corporate and Governmental Organizations accounts. The Corporate Trust Department has responsibility for the administration of such accounts, which includes compliance with applicable covenants of the indentures, customer accounting and reporting, and initiation of directed investment transactions. Each account has a designated account administrator from the Corporate Trust Department. The administrator is supported by HCM for those accounts where the Bank has investment discretion. The Corporate Trust Department also has a responsibility for administration of custody and escrow accounts of corporations or cities/municipalities who deposit their investment portfolios with the Bank.

The Business Trust Division and Corporate Trust Department are supported in advisory and securities servicing activities by:

o Securities Processing and Systems Support Division - Processes transactions for users of the Business Trust Division and Corporate Trust Department. This division is organized along functional lines such as trust operations, securities processing, trust systems, and trust systems user support, and fiduciary accounting and client servicing.

o HighMark Capital Management, Inc. (a subsidiary of UnionBanCal Corporation) - Provides investment advisory services to accounts of the Business Trust Division and Corporate Trust Department for which the Bank is granted investment discretion.

Applicablitiy of Report

This report has been prepared to provide information on the Division's internal controls, which may be relevant to the controls of clients of the Business Trust Division and Corporate Trust Department. This report addresses the Business Trust Division and Corporate Trust Department which have responsibility for service of client accounts, as well as the Division's Securities Processing and Systems Support Division and HighMark Capital Management, Inc. to the extent that they support the activities of the Business Trust Division and Corporate Trust Department. As this description is intended to focus on features that may be relevant to the internal controls of the Business Trust Division and Corporate Trust Departments' clients, it does not encompass all aspects of the services provided or procedures followed for clients or the control aspects of other divisions or departments within the Division or the Bank.


Purpose of Business Trust Division and Corporate Trust Department's Description of Controls

This description of the internal controls of the Bank as it relates to Business Trust Division and Corporate Trust Department clients has been prepared to provide information for use by sponsors, administrators, and independent auditors of Business Trust Division and Corporate Trust Department clients in discharging their responsibilities.

The description is intended and designed to provide plan sponsors, administrators and independent auditors of Business Trust Division and Corporate Trust Department clients with information about the internal controls of the fiduciary and custodial functions provided by the Division. It has been prepared in accordance with AICPA Statement on Auditing Standards ("SAS") No. 70, Service Organizations; the requirements of SAS No. 55, Consideration of Internal Control in a Financial Statement Audit; and the requirements of SAS No. 78, Consideration of Internal Control in a Financial Statement Audit: An Amendment to SAS No. 55.

DESCRIPTION OF UNION BANK OF CALIFORNIA, N.A. INSTITUTIONAL SERVICES AND ASSET MANAGEMENT DIVISION'S CONTROL ENVIRONMENT ELEMENTS

Organization


The Division is organized along functional lines with the Senior Vice Presidents or Vice Presidents of each business division reporting to the Division's Executive Officer. The Business Trust Division and Corporate Trust Department and HighMark Capital Management, Inc., which have responsibility for accounts, are organized along regional lines with a senior executive responsible for the oversight of each region's activities. The senior executives report to the Senior Vice President or Vice President of each division. The Business Trust Division and Corporate Trust Department are supported by Securities Processing and Systems Support. Securities Processing and Systems Support, located in San Francisco and San Diego, California, is organized along functional lines such as trust operations, securities processing, trust systems, trust systems user support, fiduciary accounting and client servicing.


Documentation of Policies and Procedures

The Division's internal controls are documented in its Trust Policy Manual ("TPM") and Desktop Procedures Manual ("DPM"). The TPM and DPM are organized by product and business unit and set forth details of internal controls. For the most part, the laws and regulations to which the product and/or business unit is subject are also set forth in the TPM and DPM. Other applicable laws and regulations are accessible from related publications and consultations with the Bank's legal counsel. Finally, the TPM and DPM reflect the assignment of specific compliance responsibilities to specific positions within the Division.

These policies and procedures have been adopted by the appropriate business units and are periodically updated. Trust activities are conducted in accordance with these established internal controls. The responsibilities of the Business Trust Division and Corporate Trust Department, HighMark Capital Management, Inc. and Securities Processing and Systems Support Division are allocated among personnel so as to segregate the following functions:

o   Input of transactions
o   Processing of transactions
o   Recording of transactions
o   Custody of assets
o   Reconcilement activities
o   Compliance monitoring
o   Investment management


Oversight

The Division's trust activities are overseen by the Trust Committee of the Board of Directors. The Trust Committee has established various committees to oversee the Division's fiduciary activities relating to client accounts:
Fiduciary Management Committee, Institutional Services Administration Committee, Business Trust Administration Committee, Business Trust Investment Committee, and Corporate Trust Administration Committee. Each committee is charged with establishing overall internal controls and monitoring the fiduciary activities under its oversight.

Adherence to trust internal controls is reviewed and monitored through a combination of ongoing departmental self-reviews, periodic internal audit reviews, and Office of the Comptroller of the Currency ("OCC") Regulation 9 fiduciary investment reviews. These reviews encompass monitoring account administration, account investments and support operations for compliance with the governing document, Division internal controls, and applicable regulatory requirements. Results of the various assessments are communicated to management and various trust committees.

Trust activities are subject to a continuous internal audit program, results of which are reported to both the Audit and Examination and the Trust Committees of the Board of Directors of the Bank. The internal audit program is designed to evaluate compliance with the Division's internal controls as evidenced in the TPM and DPM and laws and regulations to which the Division is subject, including ERISA. The program also addresses the soundness and adequacy of accounting, operating and administrative controls. Internal audits cover four broad areas of fiduciary services: (1) account administration, (2) regulatory compliance, (3) transaction accounting, and (4) asset custody (including periodic verification of assets held in trust through physical examination, confirmation or review of reconciliations and underlying source documents).


Personnel Policies and Procedures

The Bank has formal hiring practices that are designed to ensure that new employees are qualified for their job responsibilities. New position hiring must be jointly approved by the Human Resources Division and the manager of the department requiring the position. Hiring policies include minimum education and experience requirements, completion of reference and background checks and execution of UBOC Business Standards of Conduct.

Training of personnel is accomplished through supervised on-the-job training, seminars and in-house courses. Certain positions require completion of specific training. For example, applicable account administrators are required to be trained in ERISA rules and regulations. It is the division and/or department manager's responsibility to ensure that account administrators have completed such training. Division and/or department managers are also responsible for encouraging training and development to continue to qualify personnel for their functional responsibilities.

Formal performance reviews are conducted on an annual or biennial basis. Employees are evaluated on objective criteria based on performance and an overall rating. Those employees rated below the minimum acceptable rating of the Bank receive more frequent evaluations. An employee may be terminated if no improvement has been made.

The Bank requires that each employee (including officers) be absent from his/her job responsibilities at least five consecutive workdays, depending upon their vacation entitlement.

Employment policies and procedures are documented in the Bank's Human Resource Manuals.


Other Considerations

The Bank maintains insurance coverage against major risks. Policies include an errors and omissions bond, employee fidelity bond, and a financial institution bond. Coverage is provided by insurance companies that management of the Bank believes to be financially sound. Coverage is maintained at levels that the Bank considers reasonable given the size and scope of its operations.

The Bank has a formal code of ethics policy, which among other things establishes rules of conduct for employees who service accounts. Specifically, employees and their immediate families are prohibited from divulging confidential information regarding client affairs, using confidential information in trading securities, or taking any action not in the best interests of clients. In addition, employees of HCM must provide quarterly personal securities transactions statements to HCM. The HCM compliance officer reviews such statements for transactions prohibited by Bank policy. Each employee must confirm, in writing, compliance with the Bank's code of ethics policy on a periodic basis.

The Bank is subject to regulation and supervision by the OCC. As such, the Bank is required to file periodic reports and is subject to periodic examination by this regulator.


DESCRIPTION OF COMPUTERIZED INFORMATION SYSTEMS

SEI Corporation, incorporated in Pennsylvania, provides data processing and trust accounting services to the Division through their Trust 3000 system ("SEI").

The Division obtained SEI Corporation's third party service auditors' report for the period November 1, 2000 to October 31, 2001 issued by PriceWaterhouseCoopers LLP and analyzed the results in relation to the internal control objectives. No significant weaknesses were noted as part of that examination.

Some of the most significant application/linking systems of the SEI core system are as follows:

o Security Movement and Control ("SMAC") - Maintains records of pending movements of assets which are in the process of completion including, but not limited to, purchases, sales, free receipts and free deliveries.

o Trade Order Entry ("TOE") - Accepts automated trade input at the account administrators', FACS specialists' and investment officers' terminals and forwards the trade information to the trader. TOE generates a daily summary of trades for review by the account administrator and investment officer.

.. Employee Benefit Reporting ("EBR") System - Provides reporting capability for the employee benefit trust accounts.

.. Vendor Interface ("SOURCE") - Provides interfaces from selected vendors to provide updates on asset-related data including pricing, income announcements and corporate actions. SOURCE also provides an interface with depository positions and activity-related data including asset reconciliation, income transactions and settlement transactions. These interfaces support the processes in areas of securities servicing including corporate actions, income processing, settlement processing, asset classification, income accruals and performance reporting.

.. Deplink - Links Depository Trust Company's ("DTC") ID system to SEI. Deplink allows for the automatic affirmation and notification of trades.

The Business Trust Division and Corporate Trust Department use other computerized information systems within the Division to support their activities. These systems are reconciled to SEI on a periodic basis as necessary. These systems are:

.. TrustMark - A vendor-provided daily employee benefit plan trust accounting and participant record keeping system. TrustMark produces trust and allocation statements for plans and individual participant statements which are used for daily valued employee benefit plans (SelectBENEFIT). TrustMark is reconciled to SEI daily.

.. FeesAbility System - A mainframe-based fee management and invoicing system which computes fees, produces invoices/advices of charges, and prepares management reports. It is operated in a service bureau environment by Acxiom, the FeesAbility vendor. The trust accounting system data - account, position, and transaction - is downloaded to FeesAbility on a monthly basis. Data is transferred electronically. Fees are computed on FeesAbility based on data downloaded from the SEI System (and for SelectBENEFIT accounts, from the TrustMark System), and the accounts' fee schedules, with the exception of extraordinary one-time fees and fees under exceptional schedules, which are manually posted to the FeesAbility system.

.. ASI - A participant distribution and tax reporting system. For recurring pension distributions, checks are created on a monthly basis by the vendor based on UBOC input. Single sum and recurring distributions to participants in employee benefit accounts are uploaded to the SEI system and reconciled the following day. Tax reporting forms are produced for both types of transactions if applicable.

.. PetroData Systems ("PDS") - Provides payment-processing services for real estate related note/loan payments, rent and mineral oil and gas leases. PDS works with FACS for real estate, tenant lease, loan and liability setup, maintenance and delinquency report production and tracking. Additionally PDS coordinates with ICG, Inc. for property tax payment posting to SEI.

.. Sungard Investor Accounting Systems - Provides bond processing and account maintenance applications for the Corporate Trust Department through the following applications:

   . Sunstar maintains bond holder records, records payment transfer and registration information

   . Account Control maintains the departments' issuer information and tickler system

Security practices of the Division associated with the use of the SEI system and SMAC subsystem are as follows:

Security Administration

Access to the SEI system is menu/program driven. Security is placed at both the system and application levels and is controlled by the use of passwords and models (user profiles). Models are assigned at the application level based on job descriptions on a "need to use" basis. The models assigned also have dollar limits governed by the Trade Approval policy for employees with access to trading applications.

Access Termination Procedures

At transfer or promotion, employees are not required to change their passwords but are assigned a new model (user profile) based on their new job description.

DESCRIPTION OF TRANSACTION PROCESSING

Account Set-up and Administration

New accounts are approved by the Administrative Committee of the respective area and are documented in the Committee's minutes.

Administrators receive governing documents, including, if applicable, the signed Trust Agreement, which they use to set up the account characteristics, including fee parameters, on the SEI system. A separate set-up form is sent to the fee area. Account administrators and FACS accountants set up ticklers based on the account governing agreement requirements and statement generation requirements.

The administrator inputs the customer's investment objectives (i.e., income, balanced, aggressive growth, etc.) into investment modules on the SEI system. These modules are based on predetermined parameters, which are reviewed and updated monthly by HCM. Signatures of authorized individuals are obtained at account set-up for applicable accounts. These individuals are authorized to direct trades in applicable accounts, participant distributions, and other disbursements.

Appropriate account information including, but not limited to, vested percentages, investment elections, and participant data listings are set up on the TrustMark System for daily valued SelectBENEFIT accounts and are updated on a continual basis as forwarded by the plan sponsor.

The plan committee reviews data listings, validates and identifies individual contributions, and benefit payments.

Trust account files contain a schedule of assets initially deposited to the trust. Division personnel verify the listing of trust assets and account balances, and for SelectBENEFIT accounts, participant account balances, to appropriate supporting data to ensure that the listed balances are properly recorded.

An administrative account review is conducted every three years for both Corporate Trust Department accounts and Business Trust Division accounts. The review consists of verifying current set-up against governing documents and ensuring required documentation is on file and is current.

Investment Management

Trust accounts can either be directed (customer, plan sponsor, participant, or third party makes investment decisions) or managed (investment decisions made for the trust by the Bank). For directed accounts, the trust department receives the trade information via fax, letter, phone, or (for SelectBENEFIT accounts only) internet or voice response unit, and executes the order. Trades which are initiated by fax or letter are authenticated by signature verification. Trades initiated by phone are confirmed in writing to the customer after the trade is initiated. Trades received via the internet or voice response unit are authenticated by the use of a PIN (or password) and Social Security number. When customers use outside brokers, the Bank receives notification of the trade through the DTC ID system. When notification of a trade is received from the DTC ID system it is received through the automated process Deplink, which updates the SEI system. For managed accounts, the investment decisions are made by the designated investment officer based on the customer's investment objectives. These objectives are input to the SEI system at the time of account set-up and are updated based on customer input.

Managed accounts have an investment review conducted during each calendar year to ensure that the account is being administered and invested in accordance with OCC Regulation 9 and customer investment objectives.

Trade Settlement

Trades are initiated by the assigned investment officer, third-party investment manager, customer, plan sponsor, or directing participant having investment discretion over the particular accounts as described above. Trade information is input into the SEI system by the Trade Order Entry ("TOE") application, SEI application or Deplink application. Only authorized individuals (by password level) are able to input trades into the TOE. These passwords limit both the access to the trading system as well as maximum dollar allowable trades. Non-Deplink trade execution instructions (received via fax or telephone) are input into TOE by the FACS specialist, administrator or investment advisor liaison. Trade information is confirmed through SEI via the DTC ID system (except for settlement less than 3 days, where settlement is manual) by the Division with the broker/dealer through whom the trade was placed.

Executed trades for HighMark Capital Management, Inc. accounts are affirmed through an automated process ("Deplink") which compares SEI system trade information with trade depository information, which the depository receives from the trade counterparty. DTC provides for automated securities settlement on a prearranged date; typically trade date plus three. Exceptions to the affirmation process, sometimes referred to as "don't knows" ("DKs"), are individually researched and resolved. Depositories include the DTC, Citibank, and the Federal Reserve Bank ("FED").

Trades for accounts directed by the customer are affirmed by Securities Processing and Systems Support when an authorization letter is on file. Exceptions are verified by the administrator/FACS accountants. Trades for accounts directed by an outside investment manager are affirmed via DTC by that manager when an ad hoc letter is on file with the Bank. Exceptions are verified by the administrator or investment advisor liaison.

Trade settlements with outside depositories are reconciled daily by the settlement group and a net settlement is made with each depository.

Deliveries of securities (via depositories or physical deliveries of securities in the Bank vault) in connection with sale transactions are effected only upon receipt of cash. Similarly, cash is paid in connection with purchase transactions only upon receipt of securities. In the event that securities are not received or delivered on the contractual settlement date, the settlement "fails". In this case, the security purchased or sold is reflected in a customer's portfolio, and a payable or receivable, respectively, is recorded for the future cash payment or receipt in a department suspense account.

Failed trades are monitored by the settlement group via the depositories failed trade reports generated from the Security Movement and Control ("SMAC") system. Failed trades are monitored to ensure that they are resolved in a timely manner.

Trades placed for managed Business Trust Division accounts can be ordered (TOE'd) by the portfolio manager if the trade information is in compliance with the position specific dollar trading limitations as specified in the SEI system. Trades placed for Corporate Trust Department accounts are reviewed for compliance by the head of the Corporate Trust Department. Memo trades are reviewed for compliance by the trading desks.

Account administrators/FACS accountants and investment officers receive daily lists of trades recorded on the SEI system for their accounts and review this listing to ensure it is accurate and complete.

Free deliveries of securities are sometimes required for securities pledged as collateral or for re-registration. Free deliveries of collateral are initiated by the administrator. Free deliveries for re-registration are typically physical (i.e., not via depository). The securities transitions unit is responsible for the free receipt and delivery of physical securities (other than purchase/sale transactions), the processing of maintenance entries, securities re-registration, and the transfer of securities between accounts, as instructed by the account administrator or accountant. The asset reconciliation unit checks activity reported by the various depositories against activity reported by the transitions unit. The asset reconciliation unit also compares the holdings listed on the SEI system against the holdings reported by the depository through the use of automated depository/SEI interfaces and reporting.

Asset Custody and Control

The Division maintains trust assets at the following locations: outside depositories, the Division's vault in San Diego, California, and, for some non-traditional assets, the FACS or administrative areas, Secured Loan Administration in San Francisco, and Business Trust Real Estate in Los Angeles. Sub-custodial relationships with depositories are reviewed on a periodic basis to ensure that the quality and extent of services is adequate for the Division's needs, with particular emphasis on other financial institutions.

Assets are recorded on the SEI system via the SMAC system by location code. Asset holding lists can be provided on an asset, account or location code level. Actual physical holdings of securities or book-entry holdings at depositories are held in aggregate under the depository's name in a segregated account with the Bank as trustee.

The trust vaults are maintained under dual control. Securities placed into or removed from the vaults are maintained on SMAC tickets. Any security removed from the vaults must be returned to the main vault at the end of each business day. Securities being processed are maintained in a fireproof safe.

Securities are received via certified or registered mail or armored transport. If any securities are hand delivered, the securities are received under dual control. Securities which must be delivered to external custodians are sent by armored transport. Confirmation of receipt is determined through review of the custodian terminals or statements. A log is maintained for securities which have been sent to external custodians or transfer agents. Follow-up is required if the security is not returned in 30 days. Mail loss affidavits are prepared if the security is lost in transit to or from the transfer agent.

Reconciliations of asset positions between the DTC, Citibank, the FED and the Division's SEI and SMAC systems are performed weekly. The reconciliations are prepared by comparing each depository's position as reported through computer tapes or statements, as applicable, to the SEI and SMAC Systems' asset position listing. An aged exception report is produced monthly which is used in follow-up.

The Securities Processing staff, FACS personnel and account administrators as appropriate perform annual physical counts of trust assets physically held by the Bank and compare the count to the trust ledger. Any out-of-balance is communicated to management for follow-up and resolution.

Income Processing

The Income Collection area is responsible for processing and recording dividends and interest due on payable date, processing income received, investigating underpayments and overpayments and processing due bills and claims for income.

Income information is stored in the security master file on the SEI system. If a new asset is set up either during the new account set-up or due to a purchase, income information is input to the master file at that time. Only authorized personnel (by way of password) can set up securities on the SEI system. Certain securities have variable payment dates or do not have defined payment terms. These securities as well as physical Certificates of Deposit ("CD's") and mutual funds do not have defined income information set up on the securities master file and therefore are credited with income manually (see below).

The information in the security master file is maintained either via the SOURCE vendor interface or manually, based on outside services. Each night the SEI system compares the position information contained in the securities master file and the income information via SOURCE. Income is advanced where a match exists. For equity securities, income is advanced on payable date based on securities held at ex-date. In addition, the SEI system advances income on payable date for those fixed income securities with regular or fixed payments (i.e., corporate and government bonds) which were set up on the security master file. Funds are received from depositories either automatically via Deplink or manually. The SEI system generates discrepancy reports which are manually researched and resolved.

Income for the following assets is posted manually:

.. Physical CD's - A folder consisting of the original instructions, pass-book, or safekeeping receipt and interest payment log is created whenever a CD is purchased. When income is received the log is updated to reflect the date and amount. The Cash and CD Processing Unit periodically audits each CD to determine receipt of income.

.. Mutual Funds - The Mutual Fund area reconciles fund statements to determine that income is received.

.. Other Manual Assets - Various reports from the SEI system and manually created reports are used to anticipate pay-dates and determine that payments are received on most manual securities.

Accruals reported on the SEI system are calculated using standard formulas contained within the SEI system using data from the central asset file and from positions held in the accounts.

Valuation of Assets

Trust equity assets are priced daily. Fixed income assets are priced daily or weekly, depending on the type of security, and at month-end. Prices are obtained via the SOURCE vendor interface. The SEI system prints out a listing of any securities for which there was not an independent price obtained from the interface. These securities are manually priced by reference to various independent sources, including brokers and other third-party vendors.

The daily prices for assets of the Business Trust SelectBENEFIT Department are obtained from a variety of sources as follows:

          Security                           Source of Price

  Highmark Funds                      SEI system (Fund Distributor)

  Outside Mutual Funds                Data Broadcasting

  Publicly Traded Employer Stock      Data Broadcasting

  Collective Investment Funds         BISYS Fund Accounting (CMT Fund Accounting
                                      for CMT Collective Investment Funds)

  Individual GICs                     Book value (benefit responsive contracts
                                      in defined contribution plans) or from the GIC issuer. Market or book value (defined benefit plans - based on discounted cash flow formula in accordance with Statement of Financial Accounting Standards No.
                                      110.)

  Fixed Income Securities             Interactive Data Services

  Equity Securities                   Interactive Data Services

Market prices are multiplied by the holding in each customer's account on SMAC to determine the market value of the customers' positions.

Significant changes in market value are researched to ascertain the validity of the pricing data furnished.

Non-publicly traded assets in Business Trust accounts for which the Bank acts as Trustee, such as non-publicly traded employer securities and real estate, are valued based on periodic independent appraisals. In custodial and participant directed accounts, values of these assets are provided by the clients.

Corporate Actions

Corporate action notices are received primarily from ReorgSOURCE, an SEI product that generates qualified daily reports of capital change and other corporate actions. ReorgSOURCE is a compilation of capital change notifications from several vendors including DTC, XCITEK, and FII.

New FII notifications are added to the Corporate Actions Processing System ("CAPS") database, a subsystem of SEI, on a daily basis. The Reorganization Unit supplements the FII notices with information provided by other vendors including ReorgSOURCE, Bloomberg, CCH books, The Wall Street Journal, and notification from companies for which the Bank holds securities in trust. Corporate actions which affect UBOC client accounts are documented by the Reorganization Unit of Securities Processing and Systems Support Division.

For mandatory actions, such as bond calls or stock splits, the Reorganization Unit updates the CAPS system to ensure that subsequent pricing, income payments, etc. are accurate. Voluntary actions, such as tender offers, are automatically forwarded to the trust administrator or investment officer who contacts the directing customer or investment manager to obtain instructions. The outstanding action is maintained on a tickler system within the Reorganization Unit. As the deadline for the action approaches, the administrator is contacted at specified and continually shorter intervals to insure follow-up and receipt of a customer's instructions. If instructions are not received, the default action as specified in the client notice will be followed.

The Reorganization Unit creates a monthly informational report which is a listing of corporate actions that have affected the Securities Processing Department.

Trust Disbursements and Fees

Fees are determined based on published fee schedules for most accounts. The fees for accounts are determined at the opening of the account or are referenced in the governing Trust Agreement. Fee schedules may be re-negotiated from time to time. Periodic disbursements may be defined at the time of new account set-up and may also be referenced in the governing Trust Agreement. Fees and periodic disbursements are set up on the applicable system.

With the exception of the majority of Corporate Trust accounts and SelectBENEFIT accounts, fees are calculated by the FeesAbility system based on the fee schedule information. Fees for the majority of Corporate Trust Department accounts are calculated by the SunGard system. For those accounts that fall outside of the calculation capability of these systems, the fees are manually calculated, including SelectBENEFIT accounts. Manually calculated fees are verified by a second individual to ensure accuracy and compliance with the fee schedule.

One-time only disbursements or recurring disbursements without predetermined dollar amounts are authorized by one or two authorized signers depending on the dollar amount. The authorization is given after review of the governing Trust Agreement and supporting documents such as invoices and/or properly signed directions.

Customer Reporting

Trust and participant statement generation dates are set up on the SEI system (Business Trust and Corporate Trust) and TrustMark system (SelectBENEFIT) as ticklers at the time of new account set-up.

The Bank uses various outsourced vendors for the generation (printing and mailing) of trust and participant account statements.

Corporate Trust:

For Corporate Trust Account statements, on a monthly basis an encrypted file, containing customer trust statements, is sent from the SEI system to Output Technology Solutions ("OTS") for printing and mailing. For each monthly file sent to OTS, the Business System Analyst Trust Systems Planning and Support uses an End of Month Trust Statement Tracking Spreadsheet to track when trust statements were sent to OTS by the Bank and subsequently mailed to customers by OTS.

SunGard is used to generate trust fund annual reports. On a weekly basis, the Bank outsources the reconciliation of the SunGard system to SEI. The reconciliation is performed by the BISYS fund accountants.

Business Trust:

As of 12/31/2001:

For Business Trust account statements, on a daily basis, an encrypted file containing customer trust statements is sent from the SEI system to ZipDirect LLC ("ZipDirect") for printing and mailing. For each daily file sent to ZipDirect, a Supervisor of the Fiduciary Accounting and Client Services Department uses a trust statement generation log to track when trust statements were sent to ZipDirect by the Bank, and subsequently mailed to customers by ZipDirect.

As of 01/18/2002:

As a result of a bankruptcy filing by ZipDirect on 01/18/02, ZipDirect agreed to transfer the printing and mailing services performed for the Bank's Business Trust account statements, as described above, to TransAmerican Mailing and Fulfillment, Inc. ("TransAmerican") effective 01/18/02. No delay in services occurred as a result of this transfer of services. In addition, the control, described above, which was put in place by the Bank to ensure proper trust statement generation by ZipDirect is identical to the control put in place by the Bank to ensure proper trust statement generation by TransAmerican.

SelectBENEFIT:

Customer (plan sponsor) trust statements for selectBENEFIT employee benefit plans, where the Bank performs the participant level record keeping, are generated from the TrustMark system on a monthly basis. The trust statements are mailed from the SelectBENEFIT Glendale, California location. Each monthly customer trust statement generated from the TrustMark system is reviewed by a Trust Balancing Specialist prior to the trust statement being mailed.

Customer (plan sponsor) accounts for which the bank doesn't perform the participant level record keeping are flagged as Employee Benefit Reporting ("EBR") accounts within the SEI system and trust statement generation follows the trust statement generation procedures detailed for Business Trust accounts.

Participant statements for SelectBENEFIT employee benefit plans, may be generated in one of the following three ways:

1. Participant statement generation for Individually Directed Accounts ("IDA"), which are flagged as EBR accounts within the SEI system, follow the statement generation procedures detailed for Business Trust accounts.

2. Regular participant accounts that have been migrated to Scicom Data Services Ltd. ("Scicom") for printing and mailing, on a quarterly basis an encrypted file is sent from the TrustMark system to Scicom for printing and mailing.

3. Regular participant accounts which have not been migrated (Note, a full migration of all regular participant account statements to Scicom for printing and mailing is currently in progress.) to Scicom are generated from the TrustMark system on a quarterly basis and printed and mailed from the SelectBENEFIT Glendale location.

The quarterly participant statements generated from the TrustMark system are tracked using an excel spreadsheet log.

Business Trust Division Specific - Contributions/Receipts

For SelectBENEFIT accounts, data received via various media type is uploaded to TrustMark where trading batches are created. The batches are then submitted to an automated trading platform also known as Vertical Management System ("VMS") for trading and confirmed the following business day through the SEI system by Securities Processing staff. The plan coordinator creates the batches and a second plan coordinator reconciles the trades.

Business Trust Division Specific - Employee Benefit Distributions

Authorization is received from the outside employee benefit plan committee or plan administrator authorizing a distribution. Authorization is reviewed by the trust administrator or accountant for acceptability and proper sign off. In accounts other than non-IDA SelectBENEFIT record keeping accounts, the Business Trust Division or FACS unit, as applicable, receives the amount of the benefit distribution from the plan sponsor via plan committee, or plan administrator directive and has the responsibility for making the disbursement. In the SelectBENEFIT Department, for non-IDA record keeping accounts, the TrustMark system calculates the actual employee benefit distribution, the amount of which is then input to the CDC system. Only authorized employees (by password) can instruct the CDC system to make a payment.

The administrator/accountant receives a daily listing of disbursements which is reviewed for completeness and accuracy.

Business Trust Division Specific - ERISA

Account administrators and FACS accountants are trained with respect to the requirements of ERISA and parties-in-interest transactions. As account transactions are processed, they are reviewed by account administrators/accountants for obvious ERISA violations.

Overall compliance with the requirements of ERISA relevant to the Business Trust Division is monitored by the Business Trust Division Administrative Committee and Internal Audit. A triennial administrative review of each employee benefit account is performed by the administrator and reviewed by the unit manager to verify that required documentation for the account is current and correct. An annual review is performed for managed accounts by the Business Trust Investment Committee to assess compliance with the account's investment objectives, trust agreement, investment performance and prudence, and an annual review is performed by the Business Trust Investment Committee for accounts directed by the plan committee to assess compliance with diversification rules and the Bank's guidelines for directed accounts.

The Bank provides annual statements that report information used in the preparation of each plans Form 5500. These statements are prepared from the SEI reporting subsystem, EBR, except in the case of Business Trust SelectBENEFIT accounts, which are prepared from TrustMark. The prepared statements include supplemental schedules, if applicable, such as the schedule of assets held for investment and the schedule of reportable (5%) transactions. Most annual accounting statement and required schedules are reviewed (although not audited) by the FACS Department prior to certifying that such statement is "complete and accurate".

Disaster Recovery

The Division has a formal Business Resumption Plan (the "Plan") which is updated on a regular basis. Updates are published and distributed to Division Managers and their delegated Business Resumption Coordinators. Testing of the Plan is performed on a periodic basis. Testing includes business resumption scenarios completed in conjunction with Bank-wide plans.

In the case of a disaster or other event interrupting operations, alternate sites have been identified and documented in the Plan which vary by department, function performed, and location and extent of disaster/event. Since the Division's Plan is part of the overall Business Resumption Plan of the Bank, analysis is performed at the bank level to prevent any overlapping of alternate sites.

In case of hardware or software malfunction, trust accounting system data is regularly backed up and stored off site. The SE1 data and TrustMark data are backed up on a daily basis and stored off site at the following locations:

 SEI                             Philadelphia, Pennsylvania

 TrustMark                       Arcus in Simi Valley, California and
                                 Comdisco in Irvine, California

The Division also subscribes to a disaster recovery program run by SunGard through SEI. This permits the Division to participate in a prompt restoration of the critical trust accounting functions.

Logical Security

System security for the trust accounting applications/systems is monitored by the supervisor, and access is assigned through the Network Administration group. Access is authorized and given based on a "need to use" basis and may resemble a job model, which is created on the SEI system and approved by the supervisor and managers over each job function. Each application/system is password protected.

Passwords assigned have dollar limits for those employees that have access to the trading applications. These dollar limits are detailed in the Bank's company policy based on trading positions and the individual employee's status. At transfer or promotion, an employee will be assigned a new job model based on their new job description. At termination, employee passwords are deleted.

Derivatives and Adjustable Rate Securities

The Division has established controls over its investment activities and processes. The Division believes that the current controls over investments in general are sufficient to cover the risks that may be brought about by any derivative transactions. Due to increasing awareness by financial service entities, regulators, and customers, the Division initiated, in December 1994, the formalization of its internal controls that would specifically focus on transactions involving derivatives and adjustable rate securities. Such internal controls were originally implemented during the fiscal year 1995, and continued to be followed during the fiscal year 2001.

CLIENT CONTROL CONSIDERATIONS AT UNION BANK OF CALIFORNIA, N.A. INSTITUTIONAL SERVICES AND ASSET MANAGEMENT DIVISION

Processing of transactions performed for clients and the internal controls at the Bank covers only a portion of the overall internal controls of each client. It is not feasible for the control objectives relating to the processing of transactions to be solely achieved by the Bank. Therefore, each of the Division user's internal controls must be evaluated in conjunction with the Bank's internal controls and testing summarized in Sections 2 and 3, respectively, of this report.

This section highlights those internal control responsibilities that the Bank believes should be present for each client and was considered in developing the internal controls described in this report. In order for clients to rely on the internal controls reported on herein, each client must evaluate its own internal controls to determine if the following procedures are in place. Furthermore, the following list of internal controls is intended to address only those internal controls surrounding the interface and communication between each client and the Bank. Accordingly, this list does not purport to be and is not a complete listing of the internal controls which provide a basis for the assertions underlying the financial statements of individual client organizations.

.. Instructions and information provided to the Bank from its clients are in accordance with the provisions of the servicing agreement, custody agreement or other applicable governing agreements or documents between the Bank and the client.

..  Information provided to the Bank by its clients is complete and accurate.

.. Timely written notification of changes to employee benefit plans, investment and liquidity objectives, participants, and investment managers is adequately communicated to the Bank.

.. Timely written notification of changes to individuals authorized to instruct the Bank regarding account activities on behalf of its clients is adequately communicated to the Bank.

.. Timely review of reports provided by the Bank of account balances and account related activity is performed by the client, and written notice is provided to the Bank of discrepancies as compared to the client's own records.

.. Timely written notification of changes in related parties for purposes of identifying party-in-interest transactions is adequately communicated to the Bank.

CONTROL OBJECTIVES AND CONTROLS

This information has been included in the description of tests of operating effectiveness, Section 3.

                    3. CONTROL OBJECTIVES, INTERNAL CONTROLS
                       AND TESTS OF OPERATING EFFECTIVENESS

This report provides interested parties with information about the Business Trust Division's and Corporate Trust Department's internal control, and its policies and procedures that may affect the processing of user organizations' transactions, and provides information about the operating effectiveness of policies and procedures that were tested.

This report, when combined with an understanding of the policies and procedures at user organizations, is intended to assist user auditors in planning the audit of the user organization and in assessing control risk for assertions in user organizations' financial statements that may be affected by policies and procedures at the Business Trust Division and Corporate Trust Department.

The following section lists, by control objective, the key control policies and procedures at the Business Trust Division and Corporate Trust Department. (Such control objectives and internal controls of the Business Trust Division and Corporate Trust Department were provided by management of the Bank). In addition, the tests performed by the service auditor are listed along with a summary of the results of these tests. This testing of the Business Trust Division's and Corporate Trust Department's policies and procedures was restricted to the control objectives and related policies and procedures specified by the Bank and was not extended to other controls that may be described in Section 2, but not listed below.

Testing was not extended to procedures in place at user organizations. It is the responsibility of each user auditor to evaluate this information in relation to the policies and procedures in place at each user organization. If certain complementary control policies and procedures are not in place at user organizations, the Business Trust Division's and Corporate Trust Department's control policies and procedures may not compensate for such weaknesses. (See User Control Considerations at Union Bank of California, N.A. Institutional Services and Asset Management Division described in Section 2.)

Control Objective 1:      Internal controls provide reasonable assurance that
                          accounts are set up and administered in accordance with the government documents (e.g., trust agreement).

Internal Controls
Specified by the Bank             Testinq Performed by Service Auditor                             Results of Testing
---------------------             ------------------------------------                             ------------------
The Institutional Services and    Inquiry -- Made inquiries of Business Trust Division and         No exceptions noted.
Asset Management Division's       Corporate Trust Department management regarding trust
trust policy regarding trust      policy review and approval procedures.
services and client account
acceptance is reviewed and        Inspection -- Read the trust policy ensuring that the policy     No exceptions noted.
approved by the Fiduciary         documented the types of services to be performed and types
Management Committee ("FMC").     of accounts accepted. Reviewed selected changes made to the trust policy noting that these changes were approved by the appropriate business unit.

New account approval is           Inquiry -- Made inquiries of Business Trust Division and         No exceptions noted.
performed by the Business         Corporate Trust Department management regarding new
Trust or Corporate Trust          account approval procedures.
Administrative Committee.
Approval is documented in the     Inspection -- For a sample of accounts opened during the year,   No exceptions noted.
committee minutes and detailed    inspected the respective account acceptance form and confirmed
on the respective Trust Account   applicable committee's approval.
Acceptance Form.

Internal Controls
Specified by the Bank              Testinq Performed by Service Auditor                          Results of Testing
---------------------              ------------------------------------                          ------------------
Administrators utilize the         Inquiry -- Made inquiries of Business Trust Division and      No exceptions noted.
account's governing agreement      Corporate Trust Department management and administration
provisions and requirements to     regarding the set up of account characteristics on the
set up the applicable account      accounting system.
characteristics on the SEI
system.                            Inspection -- For a sample of accounts, inspected SEI         No exceptions noted.
                                   printout, confirming account characteristics matched the
                                   trust documentation/indenture agreements.

Account administrators/FACS        Inquiry -- Made inquiries of Business Trust Division and      No exceptions noted.
staff set up system reminders      Corporate Trust Department management and administration
("ticklers") for compliance with   regarding the set up of ticklers on the accounting system
account governing agreement        and Account Control system for Corporate Trust.
requirements such as statement
generation and periodic
payments.                          Inspection -- For a sample of accounts inspected the SEI      No exceptions noted.
                                   printout, confirming tickler information, statement
                                   generation and periodic payments, as indicated in the trust documentation/indenture agreements.

Signatures of authorized           Inquiry -- Made inquiries of Business Trust Division and      No exceptions noted.
individuals are obtained at        Corporate Trust Department management and administration
account set-up for directed        regarding proper authorization of account activity.
accounts. These individuals
are authorized to direct trades,   Inspection -- For a sample of directed accounts, inspected    No exceptions noted.
participant distributions, and     and confirmed that current specimen signatures and related
disbursements.                     documents are on file.

Vested percentages, investment     Inquiry -- Made inquiries of Business Trust SelectBENEFIT     No exceptions noted.
elections, and participant         Division management regarding the set up of account
listings are set up on the         information on the TrustMark system.
TrustMark system for daily
valued SelectBENEFIT               Inspection -- For a sample of SelectBENEFIT accounts,         No exceptions noted.
accounts based on the              inspected TrustMark system printout, and confirmed that
information forwarded from the     account set up and any changes are recorded in accordance
plan sponsor.                      with information forwarded from the plan sponsor.

Account files contain a            Inquiry -- Made inquiries of Business Trust Division and      No exceptions noted.
schedule of assets initially       Corporate Trust Department management regarding the initial
deposited to the account.          deposit of account assets.
Division personnel verify the
listings of trust assets and       Inspection -- For a sample of accounts opened during the      No exceptions noted.
account balances against           year, confirmed  that assets deposited as directed in the
appropriate supporting data to     trust indentures, escrow agreements, and investment
ensure that the listed balances    agreements matched the initial deposit of assets on SEI.
are properly recorded.

An administrative account          Inquiry -- Made inquiries of Business Trust Division and      No exceptions noted.
review is conducted                Corporate Trust Department management and administration
periodically for both Corporate    regarding account review procedures.
Trust accounts and Business
Trust accounts. The review         Inspection -- For a sample of accounts, inspected             No exceptions noted.
consists of rechecking current     Administrative Account Review forms confirming that reviews
set up to account documents        are being performed within the respective time frame and
and ensuring current               the current account documentation is on file.
documentation is retained.

Control Objective 2:          Internal controls provide reasonable assurance
                              that investment decisions are made in accordance with customer investment objectives for managed accounts.

Internal Controls
Specified by the Bank              Testing Performed by Service Auditor                             Results of Testing
---------------------              ------------------------------------                             ------------------
Investment decisions for           Inquiry -- Made inquiries of Business Trust management           No exceptions noted.
managed accounts are made by       regarding investment decisions.
the designated investment
officer based on the customer      Inspection - For a sample of accounts, inspected the Investment  No exceptions noted.
investment objectives as           Policy, Investment Objectives, and the Asset Holdings Report
defined in the modules in the      for compliance between client objectives and investments.
SEI system.

Managed accounts have an           Inquiry -- Made inquiries of Business Trust management           No exceptions noted.
investment review conducted        regarding investment review procedures.
each calendar year to ensure
that the account is being          Inspection -- For a  sample of accounts, inspected Investment    No exceptions noted.
invested and administered in       Review forms and confirmed that the accounts are being
accordance with OCC                reviewed each year for administration in accordance with OCC
Regulation 9 and the customer      Regulation 9 and the customer investment objectives.
investment objectives.

Control Objective 3:         Internal controls provide reasonable assurance that
                             investment purchases and sales are properly authorized.

Internal Controls
Specified by the Bank                    Testing Performed by Service Auditor                                   Results of Testing
---------------------                    ------------------------------------                                   ------------------
Only authorized users are able           Inquiry -- Made inquiries of Trust System User Support                 No exceptions noted.
to input trades directly to the          management regarding input of trades procedures.
Trade Order Entry ("TOE")
system.
                                         Inspection -- For a selection of job access models (password           No exceptions noted.
                                         setups within SEI), ascertained that the model matched the job responsibility. (See Control Objective 15 for additional
                                         testing).

For directed accounts, trades            Inquiry -- Made inquiries of Securities Processing management          No exceptions noted.
which are initiated via fax or           regarding authentication of trade directions.
letter are authenticated by
comparing the signature of the           Inspection -- For a sample of trades, ascertained that the trades      No exceptions noted.
individual directing the trade to        were supported by the proper supporting authentication documents.
the authorization letter on file.
Trades initiated by phone are
confirmed in writing to the
customer after the trade is
initiated. Trades initiated by an
outside investment manager
can only be affirmed by that
manager if an ad hoc letter is
on file.

Executed trades for managed              Inquiry --  Made inquiries of Securities Processing management         No exceptions noted.
accounts are affirmed through            regarding affirmation procedures.
an automated process
(Deplink). Exceptions to the             Observation -- Observed Securities Processing personnel                No exceptions noted.
affirmation process are                  research and resolve exceptions from the exceptions report
individually researched and              obtained as a result of the automated affirmation process.
resolved.

Administrators review                    Inquiry -- Made inquiries of administrators/investment officers,       No exceptions noted.
transactions daily to ensure             and Securities Processing management regarding review procedures.
transactions they initiated were
processed correctly. FACS
accountants and Securities               Observation -- Observed an account administrator review the            No exceptions noted.
Processing staff review trades           daily SEI Transaction Summary Report for trade activity, noting
daily to ensure that only                that activity was complete, accurate, and properly authorized.
authorized trades were executed.

Control Objective 4:          Internal controls policies and procedures provide
                              reasonable assurance that investment purchases and sales are recorded completely and accurately.

Internal Controls
Specified by the Bank               Testing Performed by Service Auditor                             Results of Testing
---------------------               ------------------------------------                             ------------------
Account administrators,             Inquiry -- Made inquiries of account administrators, and          No exceptions noted.
accountants and investment          Securities Processing management regarding review
officers receive daily lists of     procedures.
trades recorded on the SEI
system for their accounts. The      Observation -- Observed account administrators review the         No exceptions noted.
FACS accountants/Securities         daily transaction summary for accuracy and completeness.
Processing staff review this
listing to ensure it is accurate
and complete.

Trades placed for managed           Inquiry -- Made inquiries of HCM management regarding             No exceptions noted.
Business Trust Division             trade compliance procedures.
accounts can be ordered
(TOE'd) by the investment           Observation -- Observed investment officers unsuccessfully        No exceptions noted.
officer if the trade information    attempt to place trades in excess of their trading limitations.
is in compliance with the
position specific dollar trading
limitations as specified in the
SEI systems.

Failed trades are monitored by      Inquiry -- Made inquiries of Securities Processing                No exceptions noted.
the settlement group via            management regarding failed trades monitoring procedures.
various depository failed trade
reports which are generated         Inspection -- For a sample of failed trade reports ascertained    No exceptions noted.
from the Security Movement          that resolution of failed trades was made in a timely manner.
and Control "SMAC" system.
Failed trades are monitored to
ensure that they are resolved in
a timely manner.

Trade positions for settlement      Inquiry -- Made inquiries of Securities Processing management     No exceptions noted.
with outside depositories are       regarding reconciliation procedures with outside depositories.
reconciled daily by the
settlement group and a net          Inspection -- For a sample of trades, traced the trade            No exceptions noted.
settlement is made with each        information to the applicable depository reconciliation report
depository.                         and ascertained that proper reconciliation procedures were being performed.

Control Objective 5:              Internal controls provide reasonable assurance
                                  that trust assets exist and are properly safeguarded.

Internal Controls
Specified by the Bank            Testing Performed by Service Auditor                                 Results of Testing
---------------------            ------------------------------------                                 ------------------
Physical holdings of securities  Inquiry -- Made inquiries of Securities Processing management        No exceptions noted.
or book-entry holdings at        regarding segregation of holdings.
depositories are held in
aggregate under the              Inspection -- Examined account statements from each                  No exceptions noted.
depository's name in a           depository to ensure that holdings are held in a segregated
segregated account for Union     account for Union Bank of California, N.A.
Bank of California, N.A.

Trust vaults are maintained      Inquiry -- Made inquiries of Securities Processing management        No exceptions noted.
under dual control. Securities   regarding the maintenance of securities within the vault.
placed into or removed from
the vaults are monitored via     Inspection -- For a sample SMAC withdrawal/deposit tickets           No exceptions noted.
outstanding SMAC tickets.        for trust vault assets, confirmed signature by two trust
Any security removed from the    vault security clerks.
vaults must be returned to the
main vault at the end of each
business day.

A log is maintained for          Inquiry -- Made inquiries of Securities Processing management        No exceptions noted.
securities which have been sent  regarding tracking procedures for securities sent to a transfer
to external custodians or        agent.
transfer agents. Follow-up is
required if the security is not  Inspection -- For a sample of securities, inspected a log            No exceptions noted.
returned in 30 days.             maintained to track securities in transit. Read documentation of outstanding items to determine that follow up is being
                                 performed.

Security positions with the      Inquiry -- Made inquiries of Securities Processing management        No exceptions noted.
DTC, Citibank, and the FED       regarding the reconciliation of securities with outside
are reconciled on a weekly       depositories.
basis. The reconciliations are
prepared by comparing the        Inspection - For a sample of weekly periods, inspected                No exceptions noted.
custodian's position per         depository position statements/printouts of tapes,SEI Master
custodian provided computer      File position report, and out-of-balance position reports for the
tapes or statements, as          selected period to ensure that security positions with the
applicable, to the SEI and       depositories are reconciled on a weekly basis and that
SMAC system's asset position     differences are resolved in a timely manner.
listing. An aged exception
report is produced which is
used in follow-up.

The out-of-balance items         Inquiry -- Made inquiries of Securities Processing management        No exceptions noted.
between the depositories/        regarding the resolution out-of-balance positions with outside
custodian and the Bank are       depositories.
manually reviewed to
determine the cause of the out-  Inspection -- For a selection of out-of-balance reports, inspected   No exceptions noted.
of-balance condition. Out-of     listing of out-of-balance items and explanation and aging of out-
balance positions must be        of-balance items. For a sample of items, traced clearance to the
resolved and adjustments         subsequent out-of-balance report.
supported through written
documentation. Reconciling
items aged over 90 days are
reported to senior management
for resolution.

Internal Controls
Specified by the Bank             Testing Performed by Service Auditor                               Results of Testing
---------------------             ------------------------------------                               ------------------
The Securities Processing         Inquiry -- Made inquiries of Securities Processing management      No exceptions noted.
Department, FACS personnel,       regarding annual physical counts.
account administrators, and
Business Trust Real Estate, as    Inspection -- For a sample of items on the vault location          No exceptions noted.
applicable, perform annual        reconciliation report, ascertained that the item was maintained
physical counts of trust assets   in trust vault as described. Read vault audit memo regarding
physically held by the Bank       most recent vault inventory, noting physical count completed,
and compare the count to the      results compared to accounting  records, and discrepancies
trust ledger. Any discrepancies   reported to senior management for resolution.
are reported to senior
management for follow-up.

Control Objective 6:              Internal controls provide reasonable assurance
                                  that investment income is recorded at the appropriate amount and in the appropriate period and is credited to the proper account on a timely basis.

Internal Controls
Specified by the Bank              Testing Performed by Service Auditor                               Results of Testing
---------------------              ------------------------------------                               ------------------
Income information is input to     Inquiry -- Made inquiries of Securities Processing personnel       No exceptions noted.
the SEI Security Master File at    regarding the input of income information into the Security
asset set-up if the asset is not   Master File.
already in the central asset file.
Assets for which there is no       Inspection -- For a sample of new assets, determined that          No exceptions noted.
publicly available income          income attributes were properly set up on the SEI system.
information are set up with the
income expected pay dates or
no pay dates when income
payment dates are variable.

Only authorized personnel can      Inquiry -- Made inquiries of Securities Processing personnel       No exceptions noted.
set up securities on the SEI       regarding access into the SEI system.
system.
                                   Inspection -- For a sample of employees with access to set up      No exceptions noted.
                                   securities on the SEI system, inspected the Online Transaction
                                   System Access Request form noting approval by the
                                   Supervisor/Manager of the respective job model.


Most securities are                Inquiry -- Made inquiries of Securities Processing personnel       No exceptions noted.
automatically advanced             regarding SOURCE vendor interface.
investment income from the
Trust House Account based          Inspection -- For a sample of equity and fixed income securities   No exceptions noted.
upon the income information        from the released items report, ascertained that income was
obtained through the SOURCE        properly posted to customer accounts during the automated
vendor interface. Investment       income processing cycle by tracing proper debit to the suspense
income is advanced on payable      account and corresponding credit to the appropriate customer
date for equity securities held    account on payable date.
at ex-date and for fixed income
securities with scheduled
payments.

For securities which are           Inquiry -- Made inquiries of Securities Processing personnel       No exceptions noted.
advanced income, the SEI           regarding advanced income procedures.
system generates suspense
reports for discrepancies          Inspection -- For a sample of securities from suspense balance     No exceptions noted.
between income advanced and        reports, traced differences between income advanced (posted to
cash received. These reports       customer account) and cash subsequently received.
are manually researched and
resolved.

For securities set up with         Inquiry -- Made inquiries of Securities Processing personnel       No exceptions noted.
expected pay dates or no pay       regarding the recording of income for securities with expected
dates, various reports are run     or no pay dates.
from the SEI system to
anticipate income and ensure       Inspection -- For a sample of securities, including those with     No exceptions noted.
that payments are received.        floating/reset rates, from the suspense balance report,
Income is recorded when cash       ascertained that income was properly posted to customer
is received.                       accounts. Noted that income was posted to customer account within a reasonable period of time after actual receipt of cash.

Internal Controls
Specified by the Bank            Testing Performed by Service Auditor                               Results of Testing
---------------------            ------------------------------------                               ------------------
Certificate of Deposit ("CD")    Inquiry -- Made inquiries of Securities Processing personnel       No exceptions noted.
income is recorded when cash     regarding the recording of income for CD's.
is received. The Cash and CD
Processing Unit periodically     Inspection -- For a sample of CD's traced income per check         No exceptions noted.
audits each CD to determine      copy or statement to client account, noting agreement of amount
receipt of income.               and date.

The majority of mutual fund      Inquiry -- Made inquiries of Securities Processing personnel       No exceptions noted.
income is paid from              regarding the recording of income for Mutual Funds.
information received via VMS.
The additional mutual funds are  Inspection -- For a sample of mutual funds, noted the proper       No exceptions noted.
reconciled and income is         and timely posting of income by review of fund statements and
posted when statements or        by comparing the date income was received to posting date on
checks are received. The         SEI.
mutual fund unit performs a
quarterly certification of all
mutual funds on the SEI system
to the fund's balance.

Securities Processing staff      Inquiry -- Made inquiries of Securities Processing personnel       No exceptions noted.
review the daily transaction     regarding review of income recorded.
summary to determine that
amounts recorded as interest     Observation -- Observed account administrator review daily         No exceptions noted.
and dividend income are          transaction summary for reasonableness of interest and dividend
reasonable.                      income.

Control Objective 7:          Internal controls provide reasonable assurance
                              that the market value of trust investments are properly calculated by reference to outside pricing services on a timely basis.

Internal Controls
Specified by the Bank              Testing Performed by Service Auditor                             Results of Testing
---------------------              ------------------------------------                             ------------------
Pricing methods are established    Inquiry -- Made inquiries of Securities Processing personnel     No exceptions noted.
for each asset added to the        regarding the pricing of securities.
file. The majority of securities
are priced on SEI via the SOURCE   Inspection -- For a sample of assets priced both through         No exceptions noted.
vendor interface. For securities   SOURCE and manually, tested prices by reference to
set up to be priced by the         independent outside sources. For a sample of assets related to
SOURCE interface for which no      SelectBENEFIT plans, tested prices by reference to
price is received, the SEI Trust   independent outside sources.
3000 system generates a price
exception report which is
downloaded for pricing input by
an independent pricing agency.
Unique assets (e.g., bankers
acceptances, commercial paper)
are set up to be manually priced
by reference to various
independent pricing matrices
(Bloomberg, traders, etc.) Daily
prices for the majority of
assets held by the Business
Trust SelectBENEFIT Department are
obtained from Data Broadcasting
Service.

Internal Controls
Specified by the Bank              Testing Performed by Service Auditor                             Results of Testing
---------------------              ------------------------------------                             ------------------
When the Bank serves as trustee,   Inquiry -- Made inquiries of Securities Processing personnel     No exceptions noted.
independent appraisals are         regarding the pricing of unique assets.
obtained at least every three
years to value real property.      Inspection -- For a sample of unique assets, ascertained that    No exceptions noted.
Unpriced limited partnerships      appraisals/pricing was performed within the specified
are valued at least annually,      timeframes using Bank guidelines.
either by reference to current
market pricing or an independent
appraisal, with the exception of
those unpriced limited
partnerships held in participant
directed earmarked accounts
which require the directing
participant to provide an
annual written statement of the
fair market value. Independent
appraisals are obtained annually
to value non-publicly traded
employer securities. Individual
GICs (benefit responsive) are
valued at book value in defined
contribution plans. In defined
benefit plans, GICs are valued
annually at market value, if
required, based on a discounted
cash flow formula in accordance
with Statement of Financial
Accounting Standards No. 110.

Market prices are multiplied by    Inquiry -- Made inquiries of Securities Processing personnel     No exceptions noted.
the holdings in each customer      regarding the calculation of market values.
account on SEI to determine the
market value of the                Reperformed -- For a sample of trust accounts, recalculated      No exceptions noted.
positions.                         market value based on holdings and market prices.

Control Objective 8:         Internal controls provide reasonable assurance that
                             trust assets subject to corporate actions are identified in a timely manner and appropriate action is taken to communicate or record the corporate action.

Internal Controls
Specified by the Bank               Testing Performed by Service Auditor                                Results of Testing
---------------------               ------------------------------------                                ------------------
The Reorganization Unit             Inquiry  -- Made inquiries of Securities Processing personnel       No exceptions noted.
creates a monthly informational     regarding tracking procedures for corporate actions.
report, which is a listing of all
corporate actions processed.        Inspection -- For a sample of months throughout the year,           No exceptions noted.
                                    confirmed that a report is being generated on a monthly basis, detailing corporate actions and their status (i.e., open, pending, closed).

For mandatory actions, such as      Inquiry -- Made inquiries of Securities Processing personnel        No exceptions noted.
bond calls or stock splits, the     regarding  mandatory corporate actions.
Reorganization Unit updates
the CAPS system to ensure that      Inspection -- For a sample of securities with mandatory             No exceptions noted.
subsequent pricing, income          corporate actions, noted that there were not any out-of-balance
payments, etc. are accurate.        positions on the monthly reconciliations between the Division and the depositories and ascertained that the action was
                                    accurately updated on the CAPS system.

For voluntary actions,              Inquiry -- Made inquiries of Securities Processing personnel           No exceptions noted.
notification is forwarded to the    regarding voluntary corporate actions.
trust administrator or
investment officer who              Inspection  -- For a sample of securities from the closed           No exceptions noted.
contacts the customer or            reorganization files, ascertained that timely notification was
investment manager to obtain        given to the directing customer/investment manager for
instructions.                       purposes of rendering an investment decision prior to
                                    termination of the offer by comparing date notification received, date customer/investment manager was notified, and deadline date.

Outstanding corporate actions       Inquiry -- Made inquiries of Securities Processing personnel        No exceptions noted.
are maintained on a tickler         regarding tracking of outstanding corporate actions.
system within the Securities
Processing Department. On           Inspection -- For a sample of securities with outstanding           No exceptions noted.
the internal response deadline      corporate actions, ascertained that securities were being tracked
(if any), the investment advisor    on the outstanding corporate actions tickler.
is contacted if no instructions
have been received through the
CAPS system.

Control Objective 9:           Internal controls provide reasonable assurance
                               that trust disbursements and fees are authorized by the Trust Governing Agreement and are recorded completely and accurately in the appropriate amounts.

Internal Controls
Specified by the Bank              Testinq Performed bv Service Auditor                                Results of Testinq
---------------------              ------------------------------------                                ------------------
Fees and periodic                  Inquiry -- Made inquiries of Business Trust Division, Corporate     No exceptions noted.
disbursements are set up           Trust Department, and FACS management regarding fees and
completely and accurately on       recurring periodic disbursements.
the applicable system at new
account set-up and on an           Inspection -- For a sample of accounts, inspected the Fee           No exceptions noted.
ongoing basis. (See Control        Schedule and Invoice printed from the applicable system, as
Objective 1 for new account        well as system printouts showing disbursements, confirming
set-up.)                           fees and disbursements are set up accurately and completely.

For those accounts where the       Inquiry -- Made inquiries of Business Trust Division, Corporate     No exceptions noted.
fee calculation falls outside of   Trust Department, Fees System, and FACS management
the capability of the system, the  regarding manual recalculation of fees.
fee is calculated manually.
Manually calculated fees are
verified by a second individual    Inspection -- For a sample of accounts requiring manual             No exceptions noted.
to ensure accuracy and             calculation of fees, inspected fee schedule and invoice
propriety.                         confirming accuracy and inspection by a second individual prior to billing.

One time only disbursements or     Inquiry -- Made inquiries of Business Trust Division, Corporate     No exceptions noted.
recurring disbursements            Trust Department, and FACS management regarding one time
without predetermined dollar       disbursements.
amounts are approved by one
to two authorized signers,         Inspection - For a sample of accounts, confirmed                    No exceptions noted.
depending on the dollar            disbursements are properly approved by one or two corporate
amount, after review of            officers, depending on the dollar amount, and are supported by
supporting documents within        proper documentation.
the guidelines of the trust
governing agreement and
supporting documents.

Control Objective 10:               Internal controls provide reasonable
                                    assurance that trust statements and annual reports sent to clients are timely and accurate.

Internal Controls
Specified by the Bank            Testing Performed by Service Auditor                            Results of Testing
---------------------            ------------------------------------                            ------------------
Statement generation dates are   Inquiry -- Made inquiries of Business Trust SelectBENEFIT       No exceptions noted.
set up on the SEI system         Division and FACS management regarding the generation and
(Business Trust & Corporate      mailing of trust and participant statements.
Trust) and TrustMark system
(SelectBENEFIT) as ticklers at   Inspection --For a sample of accounts, inspected the SEI        No exceptions noted.
the time of new account set-up.  master print report and confirmed that trust and participant statements are set up to generate at least annually.

For Corporate Trust Account      Inquiry -- Made inquiries of Trust Systems Planning & Support   No exceptions noted.
statements, on a monthly basis   management regarding the generation of trust statements for
an encrypted file containing     Corporate Trust accounts.
customer trust statements, is
sent from the SEI system to      Inspection -- Inspected the Service Agreement between the       No exceptions noted
Output Technology Solutions      Bank and OTS, noting that the agreement was current and
("OTS") for printing and         detailed statement generation services provided to the Bank.
mailing. For each monthly file
sent to OTS, the Business        Inspection -- Inspected a sample of EOM Trust Statement         No exceptions noted.
System Analyst Trust Systems     Tracking Spreadsheets, noting that the spreadsheets detailed
Planning and Support uses an     when Trust statements were sent to OTS by the Bank and
End of Month ("EOM") Trust       subsequently mailed to customers by OTS.
Statement Tracking
Spreadsheet to track when trust
statements were sent to OTS by
the Bank and subsequently
mailed to customers by OTS.

Internal Controls
Specified by the Bank              Testing Performed by Service Auditor                             Results of Testing
---------------------              ------------------------------------                             ------------------
For Business Trust account         Inquiry -- Made inquiries of FACS management regarding the       No exceptions noted.
statements, on a daily basis, an   generation of statements for Business Trust accounts.
encrypted file containing
customer trust statements is       Inspection -- Inspected the Service Agreement ("Agreement")      No exceptions noted.
sent from the SEI system to        between the Bank and ZipDirect noting that the Agreement
ZipDirect LLC ("ZipDirect") for    detailed statement generation services provided to the Bank and
printing and mailing. For each     the Agreement was signed and dated by Bank and ZipDirect
daily file sent to ZipDirect, a    management.
Supervisor of the Fiduciary
Accounting and Client Services     Inspection -- Inspected a sample of trust statement generation   No exceptions noted.
Department uses a trust            logs, noting that the trust statement generation logs tracked
statement generation log to        when trust statements were sent to ZipDirect by the Bank, and
track when trust statements were   subsequently mailed to customers by ZipDirect.
sent to ZipDirect by the Bank,
and subsequently mailed to
customers by ZipDirect.

Note: As a result of a
bankruptcy filing by ZipDirect
on 01/18/02, ZipDirect agreed to
transfer the printing and
mailing services performed for
the Bank's Business Trust
account statements, as described
above, to TransAmerican Mailing
and Fulfillment, Inc.
("TransAmerican") effective
01/18/02. No delay in services
occurred as a result of this
transfer of services. In
addition, the control, described
above, which was put in place by
the Bank to ensure proper trust
statement generation by
ZipDirect is identical to the
control put in place by the Bank
to ensure proper trust statement
generation by TransAmerican.

Internal Controls                  Testing Performed by Service Auditor                             Results of Testing
Specified by the Bank              ------------------------------------                             ------------------
---------------------
Customer (Plan Sponsor) trust      Inquiry -- Made inquiries of Business Trust SelectBENEFIT        No exceptions noted.
statements for SelectBENEFIT       Division management regarding the generation of customer
employee benefit plans, where      (plan sponsor) trust statements.
the Bank performs the
participant level record           Inspection -- Inspected a sample of monthly Customer Trust       No exceptions noted.
keeping, are generated from the    Statement Summary Reports ("the Reports") from the
TrustMark system on a              TrustMark system noting that the Reports were initialed and
monthly basis. The trust           dated  by a Trust Balancing Specialist prior to the respective
statements are mailed from the     monthly trust statement being mailed.
SelectBENEFIT Glendale, CA
location. Each customer
monthly trust statement
generated from the TrustMark
system is reviewed by a Trust
Balancing Specialist prior to
the trust statement being
mailed.

Note: Customer (Plan Sponsor)
accounts for which the bank        Inquiry -- Made inquiries of Business Trust SelectBENEFIT        No exceptions noted.
doesn't perform the participant    Division management regarding the generation of customer
level record keeping are           (plan sponsor) trust statements.
flagged as Employee Benefit
Reporting ("EBR") accounts         Refer to testing of Business Trust statement generation above.
within the SEI system and trust
statement generation follows
the trust statement generation
procedures detailed for
Business Trust accounts.

Internal Controls                       Testinq Performed by Service Auditor                                    Results of Testing
                                        ------------------------------------                                    ------------------
Specified by the Bank
---------------------
Participant statements for
SelectBENEFIT employee
benefit plans, may be generated
in one of the following three
ways:

1.     Participant statement            Inquiry  -- Made inquiries of Business Trust SelectBENEFIT              No exceptions noted.
       generation for Individual        Division management regarding the generation of participant
       Directed Accounts                statements for SelectBENEFIT employee benefit plans.
       ("IDA"), which are
       flagged as EBR accounts          Refer to testing of Business Trust statement generation above.
       within the SE1 system,
       follow the statement
       generation procedures
       detailed for Business Trust
       accounts.

                                        Inquiry -- Made inquiries of Business Trust SelectBENEFIT               No exceptions noted.
2.     For regular participant          Division management regarding the generation of participant
       accounts which have been         statements for SelectBENEFIT employee benefit plans.
       migrated to Scicom Data
       Services Ltd. "Scicom"           Inspection- Inspected the Service Agreement between the                 No exceptions noted.
       for printing and mailing,        Bank and Scicom, noting that the Agreement detailed statement
       on a quarterly basis an          generation services provided to the Bank and the Agreement
       encrypted file is sent from      was signed and dated by Bank and Scicom management.
       the TrustMark system to
       Scicom for printing and          Inspection-Inspected a sample of excel spreadsheet logs (the            No exceptions noted.
       mailing. The quarterly           "logs"), used to track the generation of quarterly participant
       participant statements sent      statements, noting that the logs detailed participant accounts and
       to Scicom for printing and       tracked dates critical to the process of generating quarterly
       mailing are tracked using        participant statements.
       an excel spreadsheet log.

                                        Inquiry  -- Made inquiries of Business Trust SelectBENEFIT              No exceptions noted.
3.     For regular participant          Division management regarding the generation of participant
       accounts which have not          statements for SelectBENEFIT employee benefit plans.
       been migrated (Note, a
       full migration of all
       regular participant account
       statements to Scicom for         Inspection-Inspected a sample of excel spreadsheet logs (the            No exceptions noted.
       printing and mailing is          "logs"), used to track the generation of quarterly participant
       currently in progress.) to       statements noting that the logs detailed participant accounts and
       Scicom, statements are           tracked dates critical to the process of generating quarterly
       generated from the               participant statements.
       TrustMark system on a
       quarterly basis and printed
       and mailed from the
       SelectBENEFIT Glendale
       location. The quarterly
       participant statements
       generated from the
       TrustMark system are
       tracked using an excel
       spreadsheet log.

Control Objective 11: Internal controls provide reasonable assurance that contributions and receipts for employee benefit plans are completely and accurately recorded.

Internal Controls
Specified by the Bank            Testing Performed by Service Auditor                            Results of Testing
---------------------            ------------------------------------                            ------------------
The SelectBENEFIT Operations     Inquiry -- Made inquiries of Business Trust SelectBENEFIT       No exceptions noted.
Department plan coordinator      Division management regarding transaction processing for
balances the control totals for  employee benefit plans.
contribution amounts, subject
to verification of amounts and   Inspection -- For a sample of  plans, inspected the Incoming    No exceptions noted.
control totals, and produces     Data Form and the Update Totals Report on TrustMark,
trade transaction batches.       confirming that contribution amounts are posted and are
Transactions are then recorded   reconciled by two plan coordinators.
through a download of
magnetic tape, diskette or are
keypunched to the TrustMark
system. A second plan
coordinator, independent of the
TrustMark input, reviews the
transaction batches, prior to
processing the trades on SEI.

In accounts other than           Inquiry -- Made inquiries of Business Trust Administration,     No exceptions noted.
SelectBENEFIT accounts,          Business Trust Compliance management, and FACS
contributions and receipts are   management regarding processing of contributions and receipts
forwarded to the account         for Business Trust accounts.
administrator or accountant,
where applicable, from the plan  Observation/Inspection -- Inspected daily listing of            No exceptions noted.
sponsor. The administrator or    disbursements and observed account administrator review of the
FACS specialist records the      daily transaction summary report, confirming that receipt
transaction on the SEI system    information was properly reflected in the accounts.
and receives a daily report for
each account which the
administrator or accountant
reviews to ensure transactions
have been processed.

Control Objective 12:  Internal controls provide reasonable
                       assurance that employee benefit
                       distributions are properly authorized and recorded.

Internal Controls
Specified by the Bank               Testing Performed by Service Auditor                              Results of Testing
---------------------               ------------------------------------                              ------------------
Disbursement instructions are       Inquiry -- Made inquiries of Business Trust Division              No exceptions noted.
received from the plan sponsor      management and Administration, and FACS management
and are reviewed by the             regarding distribution authorization procedures.
administrator or accountant for
proper authorization.               Inspection -- For a sample of accounts, inspected disbursements   No exceptions noted.
                                    directed from the plan sponsor, confirming proper authorization documents are on file and forms are properly reviewed by the account  administrator prior to processing disbursements.

In accounts other than              Inquiry -- Made inquiries of Business Trust Division, Business    No exceptions noted.
SelectBENEFIT, FACS receives        Trust SelectBENEFIT Division, and FACS management
the direction for the amount of     regarding distribution authorization procedures.
the benefit distribution from the
plan sponsor via plan               Inspection -- For a sample of non-SelectBENEFIT accounts,         No exceptions noted.
committee directive and has the     inspected the plan committee directive and the distribution
responsibility of making the        amount from SEI, confirming that the distribution was accurate
disbursement. For                   and that proper approval was obtained. For a sample of
SelectBENEFIT record keeping        SelectBENEFIT accounts, inspected the participant request and
accounts, the Select BENEFIT        the distribution amount from TrustMark, confirming that the
Department determines the           distribution was accurate and that proper approval was obtained.
employee benefit distribution
amount From the record
keeping system, TrustMark,
SE1 for IDA holdings, and from
plan committee direction. The
information is then provided to
FACS for processing of
distribution checks and tax
forms via input download of
ASI/CDC.

Only authorized employees can       Inquiry -- Made inquiries of Business Trust Division              No exceptions noted.
instruct the TrustMark and          management and Administration, Business Trust SelectBENEFIT
ASI/CDC systems to make a           Division management, and FACS management regarding access
payment.                            to distribution systems.

                                    (See Control Objective 15 for further testing).

The administrator/accountant        Inquiry -- Made inquiries of Business Trust Division              No exceptions noted.
reviews a daily listing of          management and Administration, Business Trust SelectBENEFIT
disbursements for completeness      Division management, and FACS management regarding
and accuracy.                       review of disbursements.

                                    Observation/Inspection -- Inspected daily listing of              No exceptions noted.
                                    disbursements and observed an account administrator review the daily transaction summary report, confirming that disbursement information was properly reflected in the accounts. Where
                                    applicable, viewed operation supervisor's signature confirming management review of report.

Control Objective 13:    Internal controls provide reasonable assurance that
                         when administering accounts subject to ERISA, the Bank complies with the applicable requirements of ERISA.

Internal Controls
Specified by the Bank              Testing Performed by Service Auditor                         Results of Testing
---------------------              ------------------------------------                         ------------------
New accounts, including all        Inquiry -- Made inquiries of Business Trust Division         No exceptions noted.
accounts subject to ERISA, are     Compliance and management regarding account acceptance
reviewed by the applicable         procedures.
Business Trust compliance
officer and/or unit manager.       Inspection -- For a sample of accounts opened during the     No exceptions noted.
New accounts, which are not        year, inspected  the respective account acceptance form
on the Bank's model trust          and confirmed applicable committee's approval.
agreement or prototype
document, are accepted only
after a review of the plan and
trust documents by the
Business Trust unit manager
and compliance officer.
Acceptance of new accounts
must be approved by the
Business Trust Administrative
Committee.

The background of personnel        Inquiry -- Made inquiries of Business Trust Division         No exceptions noted.
employed in fiduciary services     Compliance and management, Business Trust SelectBENEFIT
is appropriately investigated.     Division management, and HR Staffing management regarding
Account administrators and         ERISA requirements and investigation of employee
FACS accountants are               backgrounds.
appropriately informed with
respect to the requirements of     Inspection - For a sample of account administrators who      No exceptions noted.
ERISA in general and parties-      are employed in fiduciary services, inspected training
in-interest transactions. As       reports confirming employees are appropriately informed
account transactions are           with respect to ERISA requirements. In addition, inspected
processed, they are reviewed by    employee background checks, confirming appropriate
account administrators and         investigations are performed.
accountants for any ERISA
violations.

Internal Controls
Specified by the Bank             Testing Performed by Service Auditor                               Results of  Testing
---------------------             ------------------------------------                               -------------------
A triennial review of each        Inquiry -- Made inquiries of Business Trust Division               No exceptions noted.
employee benefit account,         management regarding account reviews.
called the Administrative
Account Review, is performed      Inspection -- For a sample of Employee Benefit accounts,           No exceptions noted.
by the account administrator      inspected Administrative Account Review, confirming that
and reviewed by the Business      reviews are being performed within the respective time fame
Trust unit manager to verify      and the current account documentation is on file. For a sample
that required documentation for   of directed and managed accounts, inspected Investment
the account is current and        Review, confirming reviews are being performed within the
correct. An annual review of      respective time frame and that the accounts are in compliance
each managed employee             with their respective investment objectives and trust agreement.
benefit account is performed by
the account administrator,
investment officer, and the
Business Trust Investment
Review Committee to assess
compliance with the account's
investment objectives, trust
agreement, investment
performance, and prudence.
An annual review for each
account directed by the plan
committee is performed by the
Business Trust investment
committee to assess
compliance with diversification
rules and the Bank guidelines
for directed accounts.

The annual statements and         Inquiry -- Made inquiries of Business Trust Division               No exceptions noted.
supplemental schedules, such      management, and FACS management regarding review of
as the schedule of assets held    annual statements.
for investment, are reviewed by
the account administrator for     Inspection -- For a sample of accounts, inspected the Periodic     No exceptions noted.
SelectBENEFIT accounts; for       Accrual-Basis Statement as sent to the client, confirming proper
non-SelectBENEFIT accounts,       approval prior to distribution.
this review is performed by the
FACS Department, prior to
certifying that such statements
are complete and accurate.

Control Objective 14:   Internal controls provide reasonable assurance that
                        administrative, operational, and physical storage procedures are established to ensure continuity of operations.

Internal Controls
Specified by the Bank               Testing Performed by Service Auditor                                 Results of Testing
---------------------               ------------------------------------                                 ------------------
The Bank has a formal               Inquiry -- Made inquiries of Planning and Administration             No exceptions noted.
Business Resumption Plan (the       personnel to confirm that the Bank has a formal Business
"Plan") which is updated on a       Resumption Plan that is updated and distributed to key
regular basis. Updates are          personnel.
published and distributed to
key personnel.                      Inspection -- Inspected a selection from the Business                No exceptions noted.
                                    Resumption plan and ascertained that the information within the
                                    Plan is appropriate and is updated on a regular basis.

In the case of a disaster or other  Inquiry -- Made inquiries of Planning and Administration             No exceptions noted.
event interrupting operations,      personnel to confirm that alternative sites have been identified
alternate sites have been           and documented in the Plan.
identified and documented in
the Plan which vary by              Inspection -- Inspected a selection from the Plan and the            No exceptions noted.
department, function                alternate sites that have been identified, and ascertained that the
performed, and location and         site is dependent upon the location and extent of the
extent of disaster/event. Since     disaster/event.
the Division's Plan is part of
the overall Business
Resumption Plan of Union
Bank of California, N.A., an
analysis is performed at the
bank level to prevent any
overlapping of alternate sites.

Trust accounting system data is     Inquiry -- Made inquiries of Planning and Administration             No exceptions noted.
regularly backed up and stored      personnel to confirm that trust accounting system data is
off-site. The SEI, SunGard,         regularly backed up and stored off-site.
and TrustMark data is stored
off-site on a daily or weekly       Inspection -- Read copies of the agreements with the above           No exceptions noted.
basis. The Bank also                mentioned vendors, confirming agreement of the stated backup
subscribes to a disaster            sites.
recovery program run by
SunGard through SEI. This
permits the Bank to participate
in a prompt restoration of the
critical trust accounting
functions.

Testing of the Plan is              Inquiry -- Made inquiries of Planning and Administration             No exceptions noted.
performed on a periodic basis.      personnel to confirm that a test of the Plan is performed on a
Testing includes emergency          periodic basis.
alert notification, and business
resumption scenarios presented      Inspection -- Inspected documentation regarding the results of       No exceptions noted.
to staff that must be responded     the latest testing of the Plan, and that applicable changes were
to in writing.                      made to the Plan based on the tests performed.

Control Objective 15:      Internal controls provide reasonable assurance that
                           unauthorized personnel cannot input transactions onto the SEI, TrustMark, and SunGard Systems.

Internal Controls
Specified by the Bank                  Testing Performed by Service Auditor                                Results of Testing
---------------------                  ------------------------------------                                ------------------
Models (user profiles) are             Inquiry -- Made inquiries of Information Security personnel for     No exceptions noted.
assigned at  the application level     SEI, TrustMark, and SunGard systems regarding password
based on job descriptions on a         assignment.
"need to use" basis.
                                       Inspection -- For selected employees, inspected employee job        No exceptions noted.
                                       model obtained from applicable system in relation to the
                                       employee job function, confirming employees have access
                                       consistent with the job function.

Models (user profiles) assigned        Inquiry -- Made inquiries of Information Security personnel for     No exceptions noted.
have dollar limits for                 SEI and TrustMark systems regarding dollar limits assigned to
employees with access to the           models.
trading applications.
                                       Inspection -- For a selected sample of employees with trading       No exceptions noted.
                                       privileges, inspected employee dollar limit from the SEI system and compared the dollar limit to the approved set up form
                                       confirming limits assigned are approved..

Employee passwords and                 Inquiry -- Made inquiries of Information Security personnel for     No exceptions noted.
models (user profiles) are             SEI, TrustMark, and SunGard systems regarding password and
deleted upon termination of the        model deletion.
employee.
                                       Inspection -- For a selected sample of terminated employees,        No exceptions noted.
                                       ascertained that passwords and models were deleted from the applicable system.

At transfer or promotion,              Inquiry -- Made inquiries of Information Security personnel to      No exceptions noted.
employees are not required to          confirm that employees are not required to change their
change their passwords but are         passwords but are assigned a new model based on their new job
assigned a new model (user             description.
profile) based on their new job
description.                           Inspection -- For selected transferred employees, inspected         No exceptions noted.
                                       employee job model obtained from the applicable system,
                                       noting that employee system access had been changed
                                       consistent with the employees' new job description.